UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.          )

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BUNGE LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual General Meeting of Shareholders and 2010 Proxy Statement

April 16, 2010

Bunge Limited
50 Main Street
White Plains, New York 10606
U.S.A.

April 16, 2010

Dear Shareholder:

        You are cordially invited to attend our Annual General Meeting of Shareholders, which will be held on Friday, May 21, 2010 at 10:00 a.m., Eastern time, at the Sofitel Hotel, 45 West 44th Street, in New York City.

        The proxy statement contains important information about the Annual General Meeting, the proposals we will consider and how you can vote your shares.

        Your vote is very important to us. We encourage you to promptly complete, sign, date and return the enclosed proxy card, which contains instructions on how you would like your shares to be voted. You may also appoint your proxy by telephone or the internet by following the instructions included with the proxy card. Please submit your proxy regardless of whether you will attend the Annual General Meeting. This will help us ensure that your vote is represented at the Annual General Meeting.

        On behalf of the Board of Directors and the management of Bunge, I extend our appreciation for your investment in Bunge. We look forward to seeing you at the Annual General Meeting.

Alberto Weisser Chairman of the Board of Directors and Chief Executive Officer

Bunge Limited
50 Main Street
White Plains, New York 10606
U.S.A.

April 16, 2010

NOTICE OF
ANNUAL GENERAL MEETING OF SHAREHOLDERS

        Bunge Limited's 2010 Annual General Meeting of Shareholders will be held on May 21, 2010 at 10:00 a.m., Eastern time, at the Sofitel Hotel, 45 West 44th Street, in New York City. At the Annual General Meeting, we will discuss and you will vote on the following proposals:

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  Proposal 1—the election of the four directors named in the proxy statement to our Board of Directors;

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  Proposal 2—the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2010 and the authorization of the audit committee of the Board of Directors to determine the independent auditors' fees;

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  Proposal 3—the approval of our Annual Incentive Plan.

        Shareholders will also consider and act on such other matters as may properly come before the meeting or any adjournments or postponements thereof.

        These matters are more fully described in the enclosed proxy statement. We will also present at the Annual General Meeting the consolidated financial statements and independent auditors' report for the fiscal year ended December 31, 2009, copies of which can be found in our 2009 Annual Report that accompanies this notice.

        March 29, 2010 is the record date for determining which shareholders are entitled to notice of, and to vote at, the Annual General Meeting and at any subsequent adjournments or postponements. The share register will not be closed between the record date and the date of the Annual General Meeting.

        Please promptly complete, sign, date and return the enclosed proxy card in the accompanying pre-addressed envelope. You may also appoint your proxy by telephone or the internet by following the instructions included with your proxy card. We must receive your proxy no later than 11:59 p.m., Eastern time, on May 20, 2010.

        You will be required to bring certain documents with you to be admitted to the Annual General Meeting. Please read carefully the sections in the proxy statement on attending and voting at the Annual General Meeting to ensure that you comply with these requirements.

        By order of the Board of Directors.

James Macdonald Assistant Secretary

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INFORMATION ABOUT THIS PROXY STATEMENT AND
THE ANNUAL GENERAL MEETING

Questions and Answers About Voting Your Common Shares

Why did I receive this Proxy Statement?	Bunge has sent these proxy materials to you because Bunge's Board of Directors is soliciting your proxy to vote at the Annual General Meeting of Shareholders on May 21, 2010. This proxy statement contains information about the items being voted on at the Annual General Meeting and important information about Bunge. Bunge's 2009 Annual Report, which includes Bunge's 2009 Annual Report on Form 10-K, is enclosed with these materials. Proxy materials, including this proxy statement, were first released to shareholders on or about April 16, 2010.

Bunge has sent these materials to each person who is registered as a holder of its common shares in its register of shareholders (such owners are often referred to as "holders of record" or "registered holders") as of the close of business on March 29, 2010, the record date for the Annual General Meeting.

Bunge has requested that banks, brokerage firms and other nominees who hold Bunge common shares on behalf of the owners of the common shares (such owners are often referred to as "beneficial shareholders" or "street name holders") as of the close of business on March 29, 2010 forward these materials, together with a proxy card or voting instruction card, to those beneficial shareholders. Bunge has agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

Finally, Bunge has provided for these materials to be sent to persons who have interests in Bunge common shares through participation in the company share funds of the Bunge Retirement Savings Plan, the Bunge Savings Plan and the Bunge Savings Plan—Supplement A. Although these persons are not eligible to vote directly at the Annual General Meeting, they may, however, instruct the trustees of the plans on how to vote the common shares represented by their interests. The enclosed proxy card will also serve as voting instructions for the trustees of the plans. If you do not provide voting instructions for shares held for you in any of these plans, the trustees will vote these shares in the same ratio as the shares for which voting instructions are provided.

Shareholders who owned our common shares as of the close of business on the record date for the Annual General Meeting are entitled to attend and vote at the Annual General Meeting and adjournments or postponements of the Annual General Meeting. A poll will be taken on each proposal to be put to the Annual General Meeting.

How many votes do I have?	Every holder of a common share will be entitled to one vote per share for the election of each director and to one vote per share on each other matter presented at the Annual General Meeting. On March 29, 2010, there were 144,152,871 common shares issued and outstanding and entitled to vote at the Annual General Meeting.
What proposals are being presented at the Annual General Meeting?	Bunge intends to present proposals numbered one through three for shareholder consideration and voting at the Annual General Meeting. These proposals are for:
• the election of the four directors named in this proxy statement;
• the appointment of Deloitte & Touche LLP as our independent auditors and authorization of the audit committee of the Board to determine the auditors' fees;
• the approval of the Annual Incentive Plan.

Other than the matters set forth in this proxy statement and matters incidental to the conduct of the Annual General Meeting, Bunge does not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.
How do I attend the Annual General Meeting?
For admission to the Annual General Meeting, shareholders of record should bring the admission ticket attached to the enclosed proxy card, as well as a form of photo identification, to the shareholders' check-in area, where their ownership will be verified. Those who have beneficial ownership of common shares held by a bank, brokerage firm or other nominee must bring account statements or letters from their banks or brokers showing that they own Bunge common shares, together with a form of photo identification. Registration will begin at 9:00 a.m., Eastern Time, and the Annual General Meeting will begin at 10:00 a.m., Eastern Time.
How do I vote?	You can exercise your vote in the following ways:

•       By Telephone or the Internet: If you are a shareholder of record, you may appoint your proxy by telephone, or electronically through the Internet, by following the instructions on your proxy card. If you appoint your proxy by telephone or the Internet, you may only appoint the designated proxies. If you are a beneficial shareholder, please check your voting instruction card or contact your bank or broker to determine whether you will be able to instruct your bank or broker by telephone or the Internet as to how to vote on your behalf.

•       By Mail: If you are a shareholder of record, you can appoint your proxy by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your common shares in street name, you can instruct your bank, brokerage firm or other nominee to vote by following the instructions on your voting instruction card.

•       At the Annual General Meeting: If you are planning to attend the Annual General Meeting and wish to vote your common shares in person, we will give you a ballot at the meeting. Shareholders who own their common shares in street name are not able to vote at the Annual General Meeting unless they have a proxy, executed in their favor, from the holder of record of their shares. You must bring this additional proxy to the Annual General Meeting.

Your vote is very important. Even if you plan to be present at the Annual General Meeting, we encourage you to complete and submit your proxy or voting instructions as soon as possible.
What if I return my proxy card but do not mark it to show how I am voting?
If you sign and return your proxy card but do not indicate instructions for voting, your common shares will be voted "FOR" each of the proposals set forth in this proxy statement and, with respect to any other matter which may properly come before the Annual General Meeting, at the discretion of the proxy holders.
May I change or revoke my proxy?	You may change or revoke your proxy at any time before it is exercised in one of four ways:
• Notify our Assistant Secretary in writing at the address provided below before the Annual General Meeting that you are revoking your proxy;
• Use the telephone or the Internet to change your proxy;
• Submit another proxy card (or voting instruction card if you hold your common shares in street name) with a later date; or
• If you are a holder of record, or a beneficial holder with a proxy from the holder of record, vote in person at the Annual General Meeting.

You may not revoke a proxy simply by attending the Annual General Meeting. To revoke a proxy, you must take one of the actions described above. Any written notice of revocation must be sent to the attention of our Assistant Secretary at 50 Main Street, White Plains, New York 10606, U.S.A., or by facsimile to (914) 684-3497.

What does it mean if I receive more than one set of proxy materials?	It means you have multiple accounts at the transfer agent and/or with banks and stock brokers. Please vote all of your common shares. Beneficial shareholders sharing an address who are receiving multiple copies of proxy materials, including our 2009 Annual Report and this proxy statement, will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future. In addition, if you are the beneficial owner, but not the record holder, of Bunge's common shares, your broker, bank or other nominee may deliver only one copy of the proxy materials to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. Bunge will deliver promptly, upon written or oral request, a separate copy of the proxy statement and 2009 Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders who wish to receive a separate copy of the proxy statement and 2009 Annual Report should submit their request to Bunge's Investor Relations department by telephone at (914) 684-2800 or by submitting a written request to 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations.
Can I receive future proxy materials electronically?
Shareholders can help us conserve natural resources and reduce the cost of printing and mailing proxy statements and annual reports by opting to receive future mailings electronically. To enroll, please visit our website at www.bunge.com, click on the "Investor Information—Electronic Delivery Enrollment" links and follow the instructions provided.
What constitutes a quorum?
Two or more persons present in person at the start of the meeting and representing in person or by proxy more than one-half of the paid-up share capital entitled to vote at the Annual General Meeting form a quorum for the conduct of business at the Annual General Meeting.
What vote is required in order to approve each proposal?	The affirmative vote of a majority of the votes cast on the proposal is required to approve each of the proposals.

Any nominee for director who receives a greater number of votes "against" his or her election than votes "for" such election will not be elected to the Board and the position on the Board that would have been filled by the director nominee will become vacant.

Pursuant to Bermuda law, (i) common shares which are represented by "broker non-votes" (i.e., common shares held by brokers which are represented at the Annual General Meeting but with respect to which the broker is not empowered to vote on a particular proposal) and (ii) common shares represented at the Annual General Meeting which abstain from voting on any matter are not included in the determination of the common shares voting on such matter, but are counted for quorum purposes.

Due to recent amendments to the New York Stock Exchange ("NYSE") rules, if you do not submit specific voting instructions to your broker, your broker will not have the ability to vote your shares in the election of directors. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your shares will be treated as broker non-votes for that proposal and will not be counted in determining the outcome.
How will voting on any other business be conducted?
Other than the matters set forth in this proxy statement and matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting. If any other business is properly proposed and presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter according to their best judgment.
Who will count the votes?	Mellon Investor Services will act as the inspector of election and will tabulate the votes.

Deadline for Appointment of Proxies by Telephone or the Internet or Returning Your Proxy Card

        Bunge shareholders should complete and return the proxy card as soon as possible. To be valid, your proxy card must be completed in accordance with the instructions on it and received by us no later than 11:59 p.m., Eastern Time, on May 20, 2010. If you appoint your proxy by telephone or the Internet, we must receive your appointment no later than 11:59 p.m., Eastern Time, on May 20, 2010. If you participate in the Bunge share funds of the Bunge Retirement Savings Plan, the Bunge Savings Plan and the Bunge Savings Plan—Supplement A, you must also submit your voting instructions by this deadline in order to allow the plan trustees time to receive your voting instructions and vote on behalf of the plans. If your common shares are held in street name, you should return your proxy card or voting instruction card in accordance with the instructions on that card or as provided by the bank, brokerage firm or other nominee who holds Bunge common shares on your behalf.

Solicitation of Proxies

        We will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of this proxy statement and the proxy card. We will furnish copies of these proxy materials to banks, brokers, fiduciaries and custodians holding shares in their names on behalf of beneficial owners so that they may forward these proxy materials to our beneficial owners.

        We have retained Innisfree M&A Incorporated to assist us in the distribution of the proxy materials and to act as proxy solicitor for the Annual General Meeting for a fee of $12,500 plus reasonable out-of-pocket expenses. In addition, we may supplement the original solicitation of proxies by mail with solicitation by telephone, telegram and other means by our directors, officers and/or employees. We will not pay any additional compensation to these individuals for any such services.

CORPORATE GOVERNANCE

Board Composition and Independence

        Our Board currently consists of eleven directors and is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, and the terms are staggered so that the term of only one class of directors expires at each annual general meeting. Bunge's bye-laws provide that no more than two directors may be employed by Bunge or its subsidiaries.

        The Board is composed of a substantial majority of independent directors. In accordance with the listing standards of the NYSE, to be considered independent, a director must have no material relationship with Bunge directly or as a partner, shareholder or officer of an organization that has a relationship with Bunge. The Board annually reviews commercial and other relationships between directors or members of their immediate families and Bunge, including those reported under "Certain Relationships and Related Party Transactions," in order to make a determination regarding the independence of each director. To assist it in making these determinations, the Board has adopted categorical standards of director independence which are set forth in Annex A to our Corporate Governance Guidelines, which are included as Appendix A to this proxy statement and are also available through the "Investor Information—Corporate Governance" section of our website, www.bunge.com.

        As a result of this review, the Board has determined that the following directors are independent: Messrs. Bachrach, Boilini, Born, Bulkin, Coppinger, de La Tour D'Auvergne Lauraguais, Engels, Lupo and Pillard. In making its independence determinations, the Board broadly considers all relevant facts and circumstances, including that in the normal course of business, purchase and sale and other commercial and charitable transactions or relationships may occur between Bunge and other companies or organizations with which some of our directors or their immediate family members are affiliated. Mr. Weisser is not considered an independent director due to his position as an executive officer of Bunge. Mr. Caraballo is not considered an independent director as ordinary course agricultural commodity sales to, and fertilizer purchases from, Bunge made by a company owned and controlled by one of Mr. Caraballo's immediate family members exceeded the thresholds set forth in the categorical standards and NYSE listing standards within the last three years. See "Certain Relationships and Related Party Transactions" for more information.

        The following table includes a description of categories or types of transactions or relationships considered by the Board in reaching its determination that the above-mentioned directors are independent:

Name	Transactions/Relationships
Jorge Born, Jr.	Business relationships, charitable organization relationships
Bernard de La Tour D'Auvergne Lauraguais	Charitable organization relationships
Larry Pillard	Business relationships

        In determining that the above-referenced directors are independent, the Board considered transactions during 2009 between Bunge and a company with which Mr. Pillard is affiliated as an executive officer and determined that the amount of business between Bunge and this company fell below the thresholds in Bunge's categorical standards of director independence and were made in the ordinary course of business on arms' length terms. The Board considered transactions during 2009 between Bunge and companies or charitable organizations with which Mr. Born and immediate family members of Mr. Born and Mr. de La Tour D'Auvergne Lauraguais are affiliated as directors and determined that the directors did not have a material direct or indirect interest in the transactions. The

Board also considered that Bunge made donations in 2009 to a charitable organization with which Mr. Born and immediate family members of Mr. Born and Mr. de La Tour D'Auvergne Lauraguais are affiliated as directors and determined that the amount of the charitable contributions fell below the thresholds in Bunge's categorical standards of director independence. Additionally, the Board considered the transactions with Mutual Investment Limited described under "Certain Relationships and Related Party Transactions" and determined these relationships do not impair the independence of Messrs. Born and de La Tour D'Auvergne Lauraguais.

Board Leadership Structure

        Alberto Weisser currently serves as both Chairman of the Board and Chief Executive Officer of our company. Our Board believes that it is currently in the best interests of Bunge and its shareholders for Mr. Weisser to serve in both capacities in order to provide unified leadership and direction. Our Board also believes that Board independence and oversight of management are effectively maintained through the Board's current composition characterized by a substantial majority of independent directors and Board committees that are comprised entirely of independent directors. As a result, independent directors oversee critical matters, including the integrity of our financial statements, the evaluation and compensation of executive management, the selection of directors, Board performance and our risk management practices. Additionally, at each regularly scheduled Board meeting, the non-management directors meet in executive session led by an independent presiding director without management present. Our Board recognizes that there might be circumstances under which the best interests of our company and its shareholders would require the separation of these offices, and our Board retains the flexibility to separate the offices should that be deemed appropriate.

Board Meetings and Committees

        The Board normally has five regularly scheduled meetings per year and committee meetings are normally held in conjunction with Board meetings. Our Board met nine times in 2009. All incumbent directors attended at least 75% of the combined Board and committee meetings on which they served during the last fiscal year.

        Our bye-laws give our Board the authority to delegate its powers to committees appointed by the Board. We have four standing Board committees: the Audit Committee, the Compensation Committee, the Finance and Risk Policy Committee and the Corporate Governance and Nominations Committee, each comprised entirely of non-employee directors determined to be independent under the listing standards of the NYSE and our Board's categorical standards of director independence. Each of these committees is authorized and assured of appropriate funding to retain and consult with external advisors and counsel. Our committees are required to conduct meetings and take action in accordance with the directions of the Board, the provisions of our bye-laws and the terms of their respective committee charters. Each committee has the power under its charter to subdelegate the authority and duties designated in its charter to subcommittees or individual members of the committee as it deems appropriate, unless prohibited by law, regulation or any NYSE listing standard. Copies of all our committee charters are available on our website, www.bunge.com. Please note that the information contained in or connected to our website is not intended to be part of this proxy statement.

        Audit Committee.    Pursuant to its charter, our Audit Committee assists the Board in fulfilling its responsibility for oversight of:

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  the quality and integrity of our financial statements and related disclosure;

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  our compliance with legal and regulatory requirements;

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  the independent auditor's qualifications, independence and performance; and

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  the performance of our internal audit and control functions.

        Please see the Audit Committee Report included in this proxy statement for information about our 2009 fiscal year audit. The Audit Committee met 10 times in 2009. The Audit Committee meets separately with our independent auditor and also in executive sessions with members of management and our director of internal audit from time to time as deemed appropriate by the committee. The members of our Audit Committee are Messrs. Bachrach, Boilini, Coppinger, de La Tour d'Auvergne Lauraguais (chairman) and Engels. Each of the members of the Audit Committee is independent under the Sarbanes-Oxley Act of 2002 and the listing standards of the NYSE. Our Board has determined that each of Mr. de La Tour d'Auvergne Lauraguais, Mr. Bachrach, Mr. Boilini and Mr. Engels qualifies as an audit committee financial expert. In accordance with our Audit Committee charter, no committee member may simultaneously serve on the audit committees of more than two other public companies without the prior approval of the Board.

        Compensation Committee.    Our Compensation Committee designs, reviews and oversees Bunge's executive compensation program. Under its charter, the committee, among other things:

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  reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer (CEO), evaluates the performance of the CEO in light of these goals and objectives and sets the CEO's compensation based on this evaluation;

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  reviews the evaluations of the direct reports to the CEO and approves and oversees the total compensation packages for the direct reports to the CEO, including annual base salaries, performance-based cash bonuses, long-term equity-based compensation and any perquisites that may be given;

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  reviews and makes recommendations to the Board regarding our incentive compensation plans, including our equity incentive plans, and administers and interprets our equity incentive plans;

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  makes recommendations to the Board on director compensation; and

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  periodically reviews our management succession program for senior executive positions and ensures that the Board is informed of its status.

        Pursuant to its charter, the Compensation Committee is empowered to hire outside advisors as it deems appropriate to assist it in the performance of its duties. The Compensation Committee has sole authority to retain or terminate any compensation consultants or advisors and to approve their fees. For additional information on the Compensation Committee's role, its use of outside advisors and their roles, as well as the committee's processes and procedures for the consideration and determination of executive compensation, see "Executive Compensation—Compensation Discussion and Analysis."

        The Compensation Committee met six times in 2009. The members of our Compensation Committee are Messrs. Bachrach, Bulkin, Coppinger and Lupo (chairman). Each of the members of the Compensation Committee is independent under the listing standards of the NYSE.

        Corporate Governance and Nominations Committee.    Our Corporate Governance and Nominations Committee is responsible for, among other things:

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  monitoring, advising and making recommendations to the Board with respect to the law and practice of corporate governance and the duties and responsibilities of directors of public companies, as well as overseeing our corporate governance initiatives and related policies;

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  leading the Board in its annual performance evaluation and establishing criteria for the self-evaluations of each Board committee;

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  identifying and recommending to the Board nominees for election or re-election to the Board, or for appointment to fill any vacancy that is anticipated or has arisen on the Board (see "—Nomination of Directors" for more information);

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  reviewing and making recommendations to the Board regarding director independence; and

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  overseeing our related person transaction policies and procedures.

        The Corporate Governance and Nominations Committee met five times in 2009. The members of our Corporate Governance and Nominations Committee are Messrs. Born, Coppinger, Engels, and Pillard (chairman). Each of the members of the Corporate Governance and Nominations Committee is independent under the listing standards of the NYSE.

        Finance and Risk Policy Committee.    Our Finance and Risk Policy Committee ("FRPC") is responsible for supervising the quality and integrity of our financial and risk management practices. As further described below, the FRPC reviews and updates our risk management policies and risk limits on a periodic basis and advises our Board on financial and risk management practices. The FRPC met seven times in 2009. The members of the FRPC are Messrs. Boilini, Born, de La Tour d'Auvergne Lauraguais, Engels (chairman), Lupo and Pillard.

Risk Oversight

        Our Board of Directors oversees management's approach to risk management, which is designed to support the achievement of our strategic objectives and enhance shareholder value. For the Board, fundamental aspects of its risk management oversight activities include:

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  understanding the key drivers of success for our businesses and the associated major risks inherent in our operations and corporate strategy;

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  crafting the right Board for our company, including establishing an appropriate committee structure to carry out its oversight responsibilities effectively; and

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  overseeing that appropriate risk management and control procedures are implemented by management and developing and maintaining an open, ongoing dialogue with management about major risks facing the company.

        Our Board has considered the most effective organizational structure to appropriately oversee major risks for our company. It has established a dedicated Board committee, the FRPC, which enables greater focus at the Board level on risk oversight tailored to our business and industries. The FRPC has responsibility for oversight of the quality and integrity of our financial and risk management practices, which includes oversight of the following key risk areas: commodities risk, foreign exchange risk, interest rate and liquidity risk, credit and counterparty risk, country risk, derivatives risk, capital structure and approval of our corporate risk policies and limits associated with the company's risk appetite. The FRPC meets regularly with our chief risk officer, CEO, CFO, treasurer and other members of senior management to receive regular updates on our risk profile and risk management activities.

        Additionally, each of our other Board committees considers risks within its area of responsibility. Our Audit Committee focuses on various aspects of risk oversight, including the financial reporting process, adequacy of our internal controls and the impact of risk and risk management strategies on our financial statements. The Audit Committee receives an annual risk assessment briefing from our director of internal audit, as well as periodic update briefings, and reviews and approves the annual internal audit plan that is designed to prioritize and address the identified risks. The Audit Committee also reviews key risk considerations relating to the annual audit with our independent auditors and assists the Board in fulfilling its oversight responsibility with respect to legal and compliance issues. In developing and overseeing our compensation programs, the Compensation Committee seeks to create incentives that are appropriately balanced and do not motivate employees to take imprudent risks. Our Corporate Governance and Nominations Committee oversees risks related to the company's governance structure and processes. This includes its role in identifying individuals qualified to serve as Board members, and its leadership of the annual Board self-assessment process that is aimed at ensuring that the Board is functioning effectively and is able to meet all of its responsibilities, including with respect to risk oversight. Additionally, this Committee focuses on ensuring the right "tone at the top" of the company through its oversight of our code of ethics.

        All of our Board committees regularly report on their activities to the full Board to promote effective coordination and ensure that the entire Board remains apprised of major risks, how those risks may interrelate, and how management addresses those risks.

Corporate Governance Guidelines and Code of Ethics

        Our Board has adopted corporate governance guidelines that set forth our corporate governance objectives and policies and, subject to our bye-laws, govern the functioning of the Board. Our corporate governance guidelines are included as Appendix A to this proxy statement and are also available on our website, www.bunge.com.

        We also have a code of ethics that sets forth our commitment to ethical business practices. Our code of ethics applies to our directors, officers and employees worldwide, including our Chief Executive Officer and senior financial officers. Our code of ethics is available on our website. We intend to post amendments to and waivers (to the extent applicable to certain officers and our directors) of our code of ethics on our website.

Executive Sessions of Our Board

        Our corporate governance guidelines provide that the non-management directors shall meet without management directors at regularly scheduled executive sessions and at such other times as they deem appropriate. Our Board has adopted a policy that the non-management directors will meet without management present at each regularly scheduled Board meeting. In accordance with our corporate governance guidelines, the non-management directors shall, from time to time, designate a director from among their number to preside at these executive sessions of the non-management directors. In 2009, Mr. Born presided, and continues to preside, over these sessions. The presiding director, among other things, establishes an agenda with the assistance of the other non-management directors and facilitates communications among the non-management directors at each executive session.

Communications with Our Board

        To facilitate the ability of shareholders to communicate with our Board and to facilitate the ability of interested persons to communicate with non-management directors, the Board has established an electronic mailing address and a physical mailing address to which such communications may be sent. Additional information on the electronic mailing address and the physical mailing address is available on our website through the "Investor Information—Corporate Governance" section.

        Communications sent to the electronic mailing or physical mailing addresses are initially directed to our legal department, where they are screened to eliminate communications that are merely solicitations for products and services, items of a personal nature not relevant to us or our shareholders and other matters that are improper or irrelevant to the functioning of the Board and Bunge. All other communications are forwarded to the relevant director, if addressed to an individual director or a committee chairman, or to the members of the Corporate Governance and Nominations Committee if no particular addressee is specified.

        In addition, it is the policy of our Board that our directors attend each annual general meeting of shareholders. In 2009, all of our then serving directors attended our 2009 Annual General Meeting.

 Nomination of Directors

        As provided in its charter, the Corporate Governance and Nominations Committee will identify and recommend to the Board nominees for election to the Board and will consider nominees submitted by shareholders. The Corporate Governance and Nominations Committee, in its commitment to our corporate governance guidelines, strives to nominate director candidates who exhibit high standards of ethics, integrity, commitment and accountability and who are committed to promoting the long-term interests of our shareholders. In addition, all nominations attempt to ensure that the Board shall encompass a range of talent, skill and relevant expertise sufficient to provide sound guidance with respect to our operations and interests. The committee strives to recommend candidates that complement the current members of the Board and other proposed nominees so as to further the objective of having a Board that reflects a diversity of background and experience with the necessary skills to effectively perform the functions of the Board and its committees. In that regard, from time to time, the Corporate Governance and Nominations Committee may identify certain skills or attributes (e.g., extensive global business leadership experience) as being particularly desirable to help meet specific board needs that have arisen. When the Corporate Governance and Nominations Committee reviews a potential new candidate, it looks specifically at the candidate's qualifications in light of the needs of the Board at that time given the then-current mix of director attributes.

        Under the corporate governance guidelines, directors must inform the Chairman of the Board and the Chairman of the corporate governance and nominations committee in advance of accepting an invitation to serve on another public company board. In addition, no director may sit on the board, or beneficially own more than 1% of the outstanding equity securities, of any of our competitors in our principal lines of business. While the Board has not established any term limits to an individual's membership on the Board, no director having attained the age of 70 will be nominated by the Board for re-election or re-appointment to the Board. Directors eligible for re-election abstain from Board discussions regarding their nomination and from voting on such nomination.

        Shareholders who wish to propose a director nominee must give written notice to our Secretary at our registered address at 2 Church Street, Hamilton HM 11, Bermuda, not later than 120 days before the first anniversary of the date on which Bunge's proxy statement was distributed to shareholders in connection with the prior year's annual general meeting. If no annual general meeting was held in the prior year or if the date of the annual general meeting has been changed by more than 30 days from the date contemplated in the prior year's proxy statement, the notice must be given before the later of (i) 150 days prior to the contemplated date of the annual general meeting and (ii) the date which is ten days after the date of the first public announcement or other notification of the actual date of the annual general meeting. Where directors are to be elected at a special general meeting, such notice must be given before the later of (i) 120 days before the date of the special general meeting and (ii) the date which is ten days after the date of the first public announcement or other notification of the date of the special general meeting. In each case, the notice must include, as to each person the shareholder proposes to recommend for election or re-election as director, all information relating to that person required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, which includes such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and evidence satisfactory to Bunge that such nominee has no interests that would limit such nominee's ability to fulfill their duties of office. Bunge may require any proposed nominee to furnish such other information as reasonably may be required by Bunge to determine the eligibility of such proposed nominee to serve as a director. A shareholder may propose a director nominee to be considered by our shareholders at the annual general meeting provided that the notice provisions in our bye-laws as set forth above are met, even if such director nominee is not nominated by the Corporate Governance and Nominations Committee. A shareholder may also recommend director candidates for consideration by the Corporate Governance and Nominations Committee at any time. Any such recommendations should include the nominee's name and qualifications for Board membership.

        In connection with the director nominations process, the Corporate Governance and Nominations Committee may identify candidates through recommendations provided by members of the Board, management or shareholders, and may also engage a professional search firm to assist in identifying or evaluating qualified candidates. The committee will review and evaluate candidates taking into account available information concerning the candidate, the qualifications for Board membership described above and other factors that it deems relevant. In conducting its review and evaluation, the committee may solicit the views of other members of the Board, senior management and third parties, conduct interviews of proposed candidates and may also request that candidates meet with other members of the Board. The committee will evaluate candidates recommended by shareholders in the same manner as candidates recommended by other persons. The Corporate Governance and Nominations Committee has not received any nominations for director from shareholders for the 2010 Annual General Meeting of Shareholders.

PROPOSAL 1
ELECTION OF DIRECTORS

Election of Directors

        Upon the recommendation of the Corporate Governance and Nominations Committee, each of Messrs. Born, de La Tour d'Auvergne Lauraguais, Engels and Lupo has been nominated by the Board for election at the 2010 Annual General Meeting. Messrs. Born, de La Tour d'Auvergne Lauraguais, Engels and Lupo are currently Class I directors, and their terms expire on the day of the 2010 Annual General Meeting. Messrs. Bachrach, Boilini and Bulkin are Class III directors, and their terms expire in 2011. Messrs. Caraballo, Coppinger, Pillard and Weisser are Class II Directors, and their terms expire in 2012. The Class I directors elected at this Annual General Meeting will serve a term that expires at our 2013 Annual General Meeting. Election of each director requires the affirmative vote of a majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy.

        The Board believes that its members possess a variety of skills, qualifications and experience that contribute to the Board's ability to oversee our operations and the growth of our business. The following paragraphs set forth information about the nominees and our directors. The nominees for election at the Annual General Meeting are listed first. All of the nominees are current directors of Bunge and we are not aware of any reason why any of the nominees will not be able to serve if elected.

Class I Nominees

Jorge Born, Jr., 47

Mr. Born has been a member of our Board and our Deputy Chairman since 2001. Mr. Born is President and Chief Executive Officer of Bomagra S.A., a privately held company involved in the real estate, technology and communications equipment and farming industries in Argentina. Prior to joining Bomagra in 1997, Mr. Born spent all of his professional life working for Bunge in various capacities in the commodities trading, oilseed processing and food products areas in Argentina, Brazil, the United States and Europe. He also served as head of Bunge's European operations from 1992 to 1997. Mr. Born is a director of Hochschild Mining PLC, a mining conglomerate listed on the London Stock Exchange, and Dufry South America Ltd., a South American duty free retailer listed on the São Paulo Stock Exchange. He also serves as a director and Deputy Chairman of the board of directors of Mutual Investment Limited and non-executive chairman of the Fundación Bunge y Born, a charitable organization. Mr. Born has a B.S. in Economics from the Wharton School of the University of Pennsylvania and is a member of Wharton's Latin American Executive Board and the Board of Governors of Wharton's Lauder Institute. He is also a member of Georgetown University's Latin American Board. Mr. Born brings extensive experience in the agribusiness industry and the company's business to the Board, as well as significant international business and board experience.

Bernard de La Tour d'Auvergne Lauraguais, 65

Mr. de La Tour d'Auvergne Lauraguais has been a member of our Board since 2001. Mr. de La Tour d'Auvergne Lauraguais joined Bunge in 1970 and held various senior executive positions in Argentina, Brazil and Europe in the agribusiness and food products divisions until his retirement in 1994. He is also the Chairman of the board of directors of Mutual Investment Limited. Mr. de La Tour d'Auvergne Lauraguais has a degree in Civil Engineering from the Federal Polytechnic School of the University of Lausanne, Switzerland and an M.B.A. from the Wharton School of the University of Pennsylvania. Mr. de La Tour has extensive knowledge and understanding of accounting and financial reporting, and qualifies as an audit committee financial expert. He also brings to the Board significant experience in the agribusiness industry and our business, as well as international business experience.

William Engels, 50

Mr. Engels has been a member of our Board since 2001. Since 2007, he has been an advisor to a private investment fund with investments in South America. From 2003 to December 2006, Mr. Engels served on the board of directors of Quilmes Industrial (Quinsa) S.A., a holding company with interests in the beverage and malting industries, as the representative of Beverage Associates (BAC) Corp. From 1992 to 2003, Mr. Engels served in various capacities at Quinsa, including Director of Mergers and Acquisitions, Group Controller and Manager of Corporate Finance. Prior to joining Quinsa, Mr. Engels served as Vice President at Citibank, N.A. in London, responsible for European sales of Latin American investment products, and in Brazil, in the area of mergers and acquisitions. Mr. Engels has also served as a member of the board of BISA, a fund with diversified investments in different industries. Mr. Engels holds a B.S. from Babson College, an M.A. from the University of Pennsylvania and an M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Engels brings to the Board significant financial experience, an understanding of mergers and acquisitions and a good understanding of industrial and consumer products companies. He brings an international business perspective to the Board, having had extensive working experience in Europe, the U.S. and Latin America. He also qualifies as an audit committee financial expert.

L. Patrick Lupo, 59

Mr. Lupo has been a member of our Board since 2006. He is the former chairman and chief executive officer of DHL Worldwide Express (DHL). Mr. Lupo joined DHL in 1976. He served as chairman and CEO from 1986 to 1997 and as executive chairman from 1997 to 2001. During his tenure at the company, he also served as CEO, The Americas, and general counsel. Mr. Lupo received a law degree from the University of San Francisco and a B.A. degree from Seattle University. He is a member of the supervisory board of Cofra, AG. He is a former director of O2 plc and Ladbrokes plc (formerly Hilton Group plc). Mr. Lupo's experience as former chairman and chief executive officer of a major global logistics company provides valuable leadership, strategic, operational, management, marketing, financial and risk management skills to our Board, as well as insight into logistics, a critical element of our business. Additionally, his legal background provides our Board with an important perspective. He also brings to the Board significant international board experience.

Class III Directors With Terms Expiring in 2011

Ernest G. Bachrach, 57

Mr. Bachrach has been a member of our Board since 2001. He is a member of the Executive Committee as well as a member of the board of directors of Advent International Corporation, a private equity firm. He has been with Advent since 1990. Prior to joining Advent, Mr. Bachrach was Senior Partner, European Investments, for Morningside Group, a private investment group. Mr. Bachrach also serves as a member of the boards of directors of Aeroplazas S.A. de C.V., Dufry AG and Nuevo Banco Comercial S.A. He has a B.S. in Chemical Engineering from Lehigh University and an M.B.A. from Harvard Graduate School of Business Administration. Mr. Bachrach also serves on the Board of Governors of the Lauder Institute of the Wharton School of the University of Pennsylvania. Mr. Bachrach's skills and experience as a senior leader of a private equity firm provide our Board with knowledge of financial markets, financial and business analysis, mergers and acquisitions and business development. He brings to the Board international business and board experience and also qualifies as an audit committee financial expert.

Enrique H. Boilini, 48

Mr. Boilini has been a member of our Board since 2001. He has been a Managing Member at Yellow Jersey Capital, LLC, an investment management company, since September 2002. Prior to establishing Yellow Jersey Capital, Mr. Boilini was a Managing Member of Farallon Capital Management, LLC and Farallon Partners, LLC, two investment management companies, since October 1996. Mr. Boilini joined Farallon in March 1995 as a Managing Director. Prior to that time, Mr. Boilini also worked at Metallgessellschaft Corporation, as the head trader of emerging market debt and equity securities, and also served as a Vice President at The First Boston Corporation, where he was responsible for that company's activities in Argentina. Mr. Boilini has also served as a member of the board of Alpargatas SAIC and Managing Director and member of the board of Sovereign Debt Solutions Limited, an entity that acts as negotiating team for the Argentine Bond Restructuring Agency PLC (ABRA), a special purpose vehicle established for the sole function of aggregating bonds issued by Argentina and held by retail and small institutional investors outside the United States and representing those investors in the restructuring of Argentina's sovereign debt. Mr. Boilini received an M.B.A. from Columbia Business School in 1988 and a Civil Engineering degree from the University of Buenos Aires School of Engineering. Mr. Boilini brings to the Board significant financial and capital markets acumen, including knowledge with respect to derivatives. He brings international board and business experience to the Board and also qualifies as an audit committee financial expert.

Michael H. Bulkin, 71

Mr. Bulkin has been a member of our Board since 2001. Mr. Bulkin is a private investor. He retired as a Director of McKinsey & Company in 1993 after 30 years of service in which he served as a board member and in a variety of senior positions, most recently as head of McKinsey's New York and Northeast offices. Mr. Bulkin also serves as a member of the boards of Ferro Corporation and Specified Technologies Inc. He holds a Bachelor of Engineering Science degree from Pratt Institute, and a Master of Industrial Administration from Yale University. As a former senior leader of a prominent worldwide management consulting firm, Mr. Bulkin brings to the Board an in-depth understanding of strategic, management and operational issues facing large corporations. His experience as a director of other U.S. public companies and as a former chairman of our Compensation Committee enables him to offer valuable perspectives and insights to the Board on corporate governance and compensation matters.

 Class II Directors With Terms Expiring in 2012

Octavio Caraballo, 66

Mr. Caraballo has been a member of our Board since 2001. Mr. Caraballo is President of Estancia y Cabaña Las Lilas S.A., an Argentine company. Mr. Caraballo joined Bunge in 1967, and served in various divisions over the course of his career, including as head of the Bunge group's former paints, chemicals and mining division, until his retirement in 1997. Prior to joining Bunge, he worked for several financial institutions in Europe. He is also a director of Mutual Investment Limited and has served as Chairman of the board of directors and President of Mutual Investment Limited. Mr. Caraballo received a Business Administration degree from Babson College and is a member of the Board of Trustees of Babson College. Mr. Caraballo brings significant experience in the agribusiness industry and the company's business to the Board, as well as significant international business experience and a valuable historical perspective on our company.

Francis Coppinger, 58

Mr. Coppinger has been a member of our Board since 2001. Until March 2006, he was Chief Executive Officer of Publicité Internationale Intermedia Plc (PII), a joint venture he established with the Michelin Group in December 1992 which coordinates the media activities of the Michelin Group in Europe. Mr. Coppinger sold his interest in PII to the Michelin Group in January 2006. Prior to his career with PII, Mr. Coppinger held a number of senior executive positions, including General Manager and Chairman, with Intermedia S.A., a media buying agency based in Paris. He is a member of the board of directors of Intermedia. Mr. Coppinger holds a Bachelors degree in Economics from the University of Paris and attended the Institut d'Etudes Politiques de Paris. Having founded a media company, he brings an entrepreneurial perspective to the Board, as well as marketing and strategic expertise. Mr. Coppinger also brings an international business and board perspective to the Board.

Larry G. Pillard, 62

Mr. Pillard has been a member of our Board since 2007. He has served as executive chairman of the Tetra Laval Group, a global business with operations in food products processing equipment and packaging, since 2003. Mr. Pillard was chief executive officer of Tate & Lyle PLC, a global producer of cereal sweeteners and starches, sugars and other food and industrial ingredients, from 1996 to 2002. He was the chief operating officer of Tate & Lyle PLC from 1995 to 1996, and the president and chief executive officer of its U.S. starch business, A.E. Staley Manufacturing Co., from 1992 to 1995. He also served as a member of Tate & Lyle's board from 1994 to 2004. Prior to joining Tate & Lyle PLC, Mr. Pillard served for more than 20 years in a variety of managerial positions at Cargill, Inc. Mr. Pillard's experience as executive chairman of a large, global enterprise serving the food and agriculture industry strengthens the Board's leadership, strategic, operational, management, marketing, financial and risk management skills. Additionally, his experience as a former CEO of a major international sugar and food ingredients company provides our Board with extensive knowledge of, and valuable insights into, these industries. He also brings to the Board significant international board experience.

Alberto Weisser, 54

Mr. Weisser is the Chairman of our Board and our Chief Executive Officer. Mr. Weisser has been with Bunge since July 1993. He has been a member of our Board since 1995, was appointed our Chief Executive Officer in January 1999 and became Chairman of the Board in July 1999. Prior to that, Mr. Weisser held the position of Chief Financial Officer. Prior to joining Bunge, Mr. Weisser worked for the BASF Group in various finance-related positions for 15 years. Mr. Weisser is also a member of the board of directors of International Paper Company, a member of the North American Agribusiness Advisory Board of Rabobank and a board member of the Council of the Americas. He is a former director of Ferro Corporation. Mr. Weisser has a bachelor's degree in Business Administration from the University of São Paulo, Brazil. As our chairman and CEO, Mr. Weisser brings to the Board significant senior leadership, strategic, operational, management, marketing, financial and risk management skills, as well as extensive knowledge of the company's business and industries, broad international exposure, U.S. public company board experience and substantial mergers and acquisitions experience.

RECOMMENDATION OF THE BOARD

        Our Board recommends that you vote FOR the election of each of Messrs. Born, de La Tour d'Auvergne Lauraguais, Engels and Lupo to our Board as Class I Directors for a term ending at our 2013 annual general meeting.

DIRECTOR COMPENSATION

        Our compensation program for non-employee directors is designed to enable us to attract, retain and motivate highly qualified directors to serve on our Board. It is also intended to further align the interests of our directors with those of our shareholders. Annual compensation for our non-employee directors in 2009 was comprised of a mix of cash and equity-based compensation. The Compensation Committee periodically receives reports on the status of Board compensation for non-employee directors from its independent compensation consultant and is responsible for recommending to the Board changes in director compensation.

Director Compensation Table

        The following table sets forth the compensation for non-employee directors who served on our Board during the fiscal year ended December 31, 2009.

	Non-Employee Director Compensation(1)
Name	Fees Earned or Paid in Cash ($)	Equity Awards(2) ($)	Total ($)
Ernest G. Bachrach	$85,000	$102,139	$187,139
Enrique H. Boilini	85,000	102,139	187,139
Jorge Born, Jr.	75,000	102,139	177,139
Michael H. Bulkin	75,000	102,139	177,139
Octavio Caraballo	75,000	102,139	177,139
Francis Coppinger	85,000	102,139	187,139
William Engels	95,000	102,139	197,139
Bernard de La Tour d'Auvergne Lauraguais	95,000	102,139	197,139
L. Patrick Lupo	85,000	102,139	187,139
Larry G. Pillard	85,000	102,139	187,139

(1)
Represents compensation earned in 2009.

(2)
Each of the non-employee directors received an annual grant of 1,845 restricted stock units on May 8, 2009. Restricted stock units vest on the third anniversary of the grant date, provided that the director continues to serve on the Board until such date.

The amounts shown reflect the full grant date fair value of the award for financial reporting purposes in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC Topic 718") (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in Bunge's financial statements. See Note 23 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended on December 31, 2009 (the "Form 10-K") regarding assumptions underlying the valuation of equity awards. The aggregate number of restricted stock units outstanding for each non-employee director as of December 31, 2009 was 4,445. This includes the grant made in 2009, but excludes dividend equivalents. The value of the outstanding restricted stock units as of December 31, 2009 was $283,724 based on a share price of $63.83, the closing price of Bunge's common shares on the NYSE on December 31, 2009.

The aggregate number of stock options held by each director as of December 31, 2009 was: for Messrs. Bachrach, Boilini, Born, Caraballo, Coppinger and de la Tour d'Auvergne Lauraguais, 48,800; for Mr. Bulkin, 36,600; for Mr. Engels, 18,200 and for Messrs. Lupo and Pillard, 13,000.

        Directors' Fees.    Non-employee directors received the following fees in 2009: (i) an annual retainer fee of $75,000; (ii) a fee of $10,000 for service as committee chair on any committee, except for the Chair of the Audit Committee, who received $20,000 per year for his services due to the added workload and responsibilities of this committee; and (iii) members of the Audit Committee each received $10,000 per year for their services due to the added workload and responsibilities of this committee. No fees are paid for service as a member of any other Board committee. In addition, although directors do not receive an annual Board or committee meeting attendance fee, if the Board and/or a committee meets in excess of ten times in a given year, each director receives a fee of $1,000 for each additional meeting attended. Bunge also reimburses non-employee directors for reasonable expenses incurred by them in attending Board meetings, committee meetings and shareholder meetings. Bunge provides Mr. de La Tour d'Auvergne Lauraguais with office accommodations, communications services and secretarial services to facilitate his fulfillment of his role as chairman of the Audit Committee.

        2007 Non-Employee Directors Equity Incentive Plan.    The 2007 Non-Employee Directors Equity Incentive Plan, adopted in 2007, provides for (i) an annual equity award to each continuing non-employee director as of the date of Bunge's annual general meeting of shareholders and (ii) an equity award upon a new non-employee director's initial election or appointment to the Board. In each case, the value, type and terms of such awards shall be approved by the Board based on the recommendation of the Compensation Committee. Bunge may grant non-qualified stock options, shares of restricted stock, restricted stock units and deferred restricted stock units under the 2007 Non-Employee Directors Equity Incentive Plan. Deferred restricted stock units become vested on or after the first anniversary of the date of grant, provided that the director has continued to serve on the Board until such date. However, upon vesting of any deferred restricted stock units, receipt of such deferred restricted stock units will be automatically deferred for at least an additional two years. Shares of restricted stock and restricted stock units become vested on or after the third anniversary of the date of grant, provided, in each case, that the director has continued to serve on the Board until such date. Stock options granted under the plan become vested and exercisable on or after the third anniversary of the date of grant, provided that the director has continued to serve on the Board until such date. Under the plan, the exercise price per share for each stock option is equal to the fair market value of a common share on the option grant date, as provided in the plan. Outstanding stock options remain exercisable for a period of ten years after their grant date.

        The 2007 Non-Employee Directors Equity Incentive Plan provides that up to 600,000 common shares may be issued under the plan. As of December 31, 2009, we had granted an aggregate of 45,950 restricted stock units (which includes deferred restricted stock units and time-vested restricted stock units) to our non-employee directors as a group under this plan.

        Non-Employee Directors Equity Incentive Plan.    The Non-Employee Directors Equity Incentive Plan, adopted in 2001, provides for awards of non-qualified stock options to non-employee directors. The options vest and are exercisable on the January 1 that follows the date of grant, provided that the director has continued to serve on the Board until such date. Under the plan, the exercise price per share for each stock option is equal to the fair market value of a common share on the option grant date, as provided in the plan. Outstanding options remain exercisable for a period of ten years after their grant date. The Non-Employee Directors Equity Incentive Plan provides that up to 0.5% of our issued and outstanding common shares may be issued under the plan. We have granted stock options to purchase an aggregate of 517,500 common shares to our non-employee directors as a group under the Non-Employee Directors Equity Incentive Plan. Effective May 25, 2007, when the 2007 Non-Employee Directors Equity Incentive Plan was approved by our shareholders, no further stock options may be granted under the 2001 Non-Employee Directors Equity Incentive Plan.

        Non-Employee Directors Deferred Compensation Plan.    Our Deferred Compensation Plan for Non-Employee Directors (the "Non-Employee Directors Deferred Compensation Plan"), a non-tax qualified deferred compensation plan, is designed to provide non-employee directors with an opportunity to elect to defer receipt of all or a portion of their annual cash fees.

        Amounts deferred are credited in the form of hypothetical share units that are approximately equal to the fair market value of a Bunge common share on the date that fees are otherwise paid. Participants' deferral accounts will be credited with dividend equivalents, in the form of additional share units, in the event Bunge pays dividends to holders of its common shares. Distributions are made in the form of Bunge common shares or cash, as elected by the participant. Upon a change of control of Bunge, a participant will receive an immediate lump sum distribution of his or her account in cash or Bunge common shares, as determined by the Compensation Committee.

        As of January 1, 2009, participants no longer have the option to defer any portion of their annual cash fees pursuant to the Non-Employee Director Deferred Compensation Plan as a result of the adoption of Section 457A of the Code.

        The number of shares underlying hypothetical share units held by our non-employee directors under this plan are shown in the beneficial ownership table on page 55 of this proxy statement.

        Non-Employee Director Share Ownership Guidelines.    To further align the personal interest of the Board with the interests of our shareholders, the Board has established share ownership guidelines for the minimum amount of common shares that are required to be held by our non-employee directors. These guidelines are required to be met within five years of May 2005 or, if later, from when the non-employee director is initially appointed or elected to the Board. For non-employee directors, the guideline is four times the annual retainer fee paid by Bunge to its non-employee directors. Shares deemed to be owned for purposes of the share ownership guidelines include shares directly owned by the director, shares underlying hypothetical share units held under the Non-Employee Directors Deferred Compensation Plan and 50% of the difference between the exercise price and the fair market value of our common shares for vested, in-the-money stock options. Unvested stock options or restricted stock units do not count toward satisfaction of the guidelines. Furthermore, our non-employee directors are required to hold 100% of the net shares acquired through Bunge's equity incentive plans until the guidelines are met.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        This Compensation Discussion and Analysis provides an overview of Bunge Limited's executive compensation program, including:

  •
  the general compensation principles and objectives of our executive compensation program;

  •
  the material elements of our executive compensation program and the process we use for making executive compensation decisions; and

  •
  information about the 2009 compensation earned by the following executive officers (the "Named Executive Officers"):

  •
  Alberto Weisser, our Chairman and Chief Executive Officer;

  •
  Jacqualyn A. Fouse, our Chief Financial Officer;

  •
  Archibald Gwathmey, Co-Chief Executive Officer, Bunge Global Agribusiness; Co-Chief Executive Officer, Bunge Product Lines;

  •
  Andrew J. Burke, Co-Chief Executive Officer, Bunge Global Agribusiness; Co-Chief Executive Officer, Bunge Product Lines; and

  •
  D. Benedict Pearcy, Chief Development Officer and Managing Director, Sugar and Bioenergy.

Compensation Principles and Objectives

        Our executive compensation program is designed to achieve the following objectives:

  •
  support Bunge's business goals by fostering profitable growth and increasing shareholder value;

  •
  align the interests of executive officers with the long-term interests of shareholders;

  •
  attract, retain and motivate high caliber executive officers; and

  •
  pay for performance by linking a significant amount of executive compensation to the achievement of pre-established performance goals and to the executive's overall individual contribution to Bunge's growth.

        The program is driven by key performance measures for Bunge in order to motivate our executives (including the Named Executive Officers) to continually improve Bunge's financial performance and increase shareholder value both over the short and long-term. In furtherance of these objectives, our executive compensation program emphasizes company-wide compensation programs over individually negotiated compensation arrangements.

        As described below, our executive compensation program is also designed to provide executives with a mix of cash and equity-based compensation opportunities and a level of benefits intended to be competitive with those companies that Bunge competes with for executive talent, and align executive pay with the objectives of the program. Our executive compensation program consists of the following main elements of compensation:

  •
  base salary;

  •
  annual cash incentive awards;

  •
  long-term equity-based incentive awards; and

  •
  retirement and welfare benefits.

        The Compensation Committee of our Board of Directors (the "Committee") regularly reviews our executive compensation program to ensure that the program continues to meet its overall objectives.

Competitive Benchmarking

        Our executive compensation program strives to provide a mix of base salary, target annual cash incentive awards and target long-term equity-based incentive award values (referred to as target total direct compensation) that is aligned with the program's principles and competitive with compensation provided by a peer group of selected publicly-traded companies. This group consists of companies having one or more of the following characteristics: (i) Bunge's direct competitors in one or more of its businesses, (ii) companies that have comparable annual revenues and market capitalization and (iii) companies that have comparable international operations or which otherwise reflect the nature and scope of Bunge's activities (including companies involved in food processing, agricultural chemicals and fertilizer, raw materials and distribution and logistics) (the "Peer Group"). The Committee, in consultation with Semler Brossy Consulting Group LLP ("Semler Brossy"), its independent compensation consultant, establishes and periodically reviews and, if appropriate, updates the composition of the Peer Group based on available market data. For 2009, the following companies comprised the Peer Group:

Air Products & Chemicals Inc.	Monsanto Company
Alcoa Inc.	The Mosaic Company
Archer Daniels Midland Company	The Pepsi Bottling Group, Inc.
Coca-Cola Enterprises Inc.	PotashCorp
ConAgra Foods Inc.	Sara Lee Corporation
FedEx Corp.	Tyson Foods, Inc.
International Paper Company	United Parcel Service, Inc.
Meadwestvaco Corp.	U.S. Steel Company
Weyerhaeuser Co.

        The Committee updates the members of the Peer Group to account for mergers, acquisitions or other business related changes that may occur. For 2010, the Committee expects that The Pepsi Bottling Group, Inc. will be removed from the peer group as a result of its acquisition by PepsiCo, Inc.

        In addition, the Committee supplements Peer Group data with data derived from several external proprietary compensation surveys. This data was provided by Towers Perrin, Hay Group and Mercer. The survey data is used by Semler Brossy to prepare an analysis of, and recommendations with respect to, the compensation of the Named Executive Officers. The Committee uses the survey data as the primary source for benchmarking compensation for the Named Executive Officers, other than the Chief Executive Officer and the Chief Financial Officer, as there are few directly comparable positions at companies in the Peer Group. The survey data enables the Committee to compare the competitiveness of the compensation of the Named Executive Officers based on their individual responsibilities and scope against comparable positions in a broader market group of companies of comparable annual revenues to Bunge and companies in related industries or which otherwise reflect the scope of Bunge's operations. The Peer Group and the external survey data are referred to collectively as the "Comparator Groups." None of Towers Perrin, Hay Group or Mercer customize the survey data or make recommendations or participate with the Committee in discussions regarding the determination of amounts or forms of compensation for the Named Executive Officers. Towers Perrin, Hay Group and Mercer also provide consulting, actuarial and/or other compensation and employee benefits related services to Bunge.

Determining Compensation

  Role of the Compensation Committee

        The Committee is responsible for designing, reviewing and overseeing the administration of our executive compensation program, and reviewing and approving annually all compensation decisions relating to the Named Executive Officers. Generally, all decisions with respect to determining the amount or form of compensation for our Named Executive Officers are made by the Committee in accordance with the methodology described below.

        When making compensation decisions, the Committee analyzes data from the Comparator Groups as well as tally sheets prepared by our human resources department for each of the Named Executive Officers. Each of these tally sheets presents (i) the dollar amount of each material element of compensation (base salary, annual cash incentive awards, long-term equity-based incentive awards, and retirement benefits), (ii) executive benefits and perquisites, (iii) potential value of equity holdings (vested and unvested), (iv) value realized in the prior fiscal year from stock option exercises and (v) expected payments under selected termination of employment, retirement and change of control scenarios. The overall purpose of these tally sheets is to provide the Committee with a comprehensive view of the various elements of actual and potential future compensation of our Named Executive Officers, as well as their wealth accumulation, so that the Committee may analyze both the individual elements of compensation and the aggregate total amount of actual and projected compensation in making compensation decisions.

        In addition to reviewing data from the Comparator Groups and tally sheets, the Committee also considers the following factors in setting the target total direct compensation for each Named Executive Officer: (i) the individual responsibilities, experience and achievements of the Named Executive Officers and their potential contributions towards Bunge's performance, (ii) recommendations from Semler Brossy and (iii) recommendations from the Chief Executive Officer and Chief Personnel Officer (for officers other than themselves). While the Committee generally seeks to set target total direct compensation levels for the Named Executive Officers at approximately the median of the Comparator Groups, our executive compensation program retains the flexibility to set target total direct compensation above or below the median of the Comparator Groups in the Committee's reasonable discretion in order to recognize factors such as job responsibilities, experience, skill sets and ongoing or potential contributions to the company. In addition, actual compensation earned in any annual period may be at, above, or below the median depending on individual and company performance for the year.

        The differences in compensation levels among our Named Executive Officers are primarily attributable to the differences in the median range of compensation for similar positions in the Comparator Groups and the factors described above. In setting the compensation of our Chief Executive Officer, the Committee applies the same principles that it applies to other Named Executive Officers such that Mr. Weisser's target total direct compensation is competitive with that of other chief executive officers in the Comparator Groups and is consistent with our compensation principles and objectives described above.

  Role of Executive Officers

        The Chief Executive Officer establishes the strategic direction of our executive compensation program in consultation with the Committee and the Chief Personnel Officer, evaluates the performance of the Named Executive Officers (excluding his own performance) and makes recommendations regarding their compensation in consultation with the Chief Personnel Officer. The Chief Executive Officer and the Chief Personnel Officer also participate in developing and recommending the performance goals and measures for our Named Executive Officers under our Annual Incentive Plan for consideration by the Committee. No other executive officers participate in the executive compensation process. Bunge's human resources department, under the supervision of the Chief Personnel Officer, also supports the Committee in its work and implements our executive compensation program.

  Role of the Compensation Consultant

        Pursuant to its charter, the Committee is empowered to hire outside advisors as it deems appropriate to assist it in the performance of its duties. The Committee has sole authority to retain or terminate any such compensation consultants or advisors, and to approve their fees. The Committee has retained Semler Brossy as its independent compensation consultant to provide information, analysis, and objective advice regarding our executive compensation program. The Committee periodically meets with Semler Brossy to review our executive compensation program and discuss compensation matters. For 2009, Semler Brossy performed the following functions at the Committee's request:

  •
  assisted the Committee in the review and assessment of the Peer Group;

  •
  compared each element of the Named Executive Officers' target total direct compensation with the corresponding compensation elements for the Comparator Groups;

  •
  prepared an analysis of pay and performance relative to the Peer Group;

  •
  advised the Committee on compensation for the Named Executive Officers;

  •
  advised the Committee with respect to the value of long-term incentive awards;

  •
  advised the Committee on non-employee director compensation;

  •
  advised the Committee on a risk assessment of the executive compensation program and the Company's compensation program for employees generally;

  •
  prepared presentations for the Committee on general U.S. trends and practices in executive compensation; and

  •
  advised the Committee on the design of employee incentive programs and arrangements.

  Executive Compensation Mix

        A significant portion of each Named Executive Officer's target total direct compensation is meant to be at-risk, performance-based compensation. For 2009, excluding Mr. Weisser, base salary represented an average of 30% of the target total direct compensation established for the Named Executive Officers, while at-risk, performance-based incentive compensation represented 70%. Of this 70%, 35% was comprised of annual cash incentive awards and 65% was comprised of long-term equity-based incentive awards. There are no material differences in the mix of target total direct compensation among our Named Executive Officers other than for Mr. Weisser. With respect to Mr. Weisser, for 2009, his base salary represented 14% of his target total direct compensation, while at-risk, performance-based incentive compensation represented 86%. Of this 86%, 22% was comprised of annual cash incentive awards and 78% was comprised of equity-based incentive awards. Mr. Weisser's compensation mix is consistent with that of other chief executive officers in the Comparator Groups. The higher proportion of Mr. Weisser's compensation that is at-risk as compared to our other Named Executive Officers reflects the level of responsibility he has for the performance of the overall company. The target value of equity awards for all Named Executive Officers is divided evenly between stock options and performance-based restricted stock units. The following charts illustrate this average mix of target total direct compensation for our Named Executive Officers and the mix for Mr. Weisser:

CEO	ALL OTHER NEOs

Elements of Our Executive Compensation Program

        The following discusses in more detail the elements of, and rationale for, the compensation awarded to the Named Executive Officers in 2009. The Committee, in consultation with Semler Brossy, reviews and, if appropriate, updates our executive compensation program at the beginning of each year.

  Base Salary

        A portion of annual cash compensation is paid as base salary to provide Named Executive Officers with a level of security and stability. Base salaries for the Named Executive Officers are reviewed on an annual basis, and in connection with a promotion or other change in responsibilities. The Committee reviews and approves the annual base salaries for the Named Executive Officers based on an evaluation of the individual's experience, contributions, skill level, scope of responsibilities, level of pay compared to comparable executives in the Comparator Groups, recommendations from Semler Brossy and, for each Named Executive Officer other than the Chief Executive Officer, recommendations from the Chief Executive Officer in consultation with the Chief Personnel Officer. The Committee generally sets the base salary at approximately the median level for comparable executives in the Comparator Groups.

        In 2009, Mr. Pearcy received a base salary increase of approximately 19% in recognition of the additional responsibilities he assumed in connection with his promotion to Chief Development Officer and Managing Director, Sugar and Bioenergy. No other Named Executive Officer received an increase in 2009. The base salary of each Named Executive Officer is set forth in the "Salary" column of the Summary Compensation Table on page 37 of this proxy statement.

  Annual Cash Incentive Awards

        The Committee grants Named Executive Officers the opportunity to earn annual cash incentive awards under Bunge's Annual Incentive Plan, an annual performance-based incentive plan that is available for a broad group of employees within the company. The purpose of the Annual Incentive Plan is to provide an annual cash incentive that is directly related to the achievement of company and individual performance goals and contributions that deliver annual results aligned with our long-term goals.

        Target annual cash incentive awards under the Annual Incentive Plan for the Named Executive Officers are established by the Committee within 90 days after the beginning of each year. These target awards are established based on an analysis of comparable executives in the Comparator Groups. The Committee generally sets target annual cash incentive awards for Named Executive Officers at approximately the median level for comparable executives in the Comparator Groups, except that Mr. Gwathmey's 2009 target was set approximately 15% above the Comparator Group median in recognition of his additional responsibilities and contributions as Co-Chief Executive Officer of our global agribusiness operations.

        The actual annual cash incentive awards earned by the Named Executive Officers for any year may be above, at or below the established target level based on their contribution to Bunge's results and their performance with respect to the pre-established, equally-weighted company and individual performance goals attained for such year as described below. In order to receive a cash incentive award under the Annual Incentive Plan, a minimum level of performance must be attained with respect to the performance goals. For 2009, the Named Executive Officers were eligible to receive an annual cash incentive award ranging from 0 percent to 250 percent of their established target awards under the Annual Incentive Plan.

        Company Performance Goals.    Company performance goals for purposes of the Annual Incentive Plan are established based on annual business plans and are weighted equally between return on net assets ("RONA") for Bunge Limited as a whole and/or for the business unit(s) with respect to which the applicable Named Executive Officer has primary responsibility, and net income after minority interest for Bunge Limited (net income attributable to Bunge Limited on a consolidated basis) and/or operating profit of the applicable business unit, based on the primary responsibilities of the applicable Named Executive Officer.

        For 2009, the company performance objectives applicable for Mr. Weisser and Ms. Fouse were based on RONA and net income after minority interest for Bunge Limited. Mr. Gwathmey's and Mr. Burke's objectives were based 50% on RONA and operating profit for Bunge Global Agribusiness and 50% on RONA and operating profit for Bunge Product Lines, which is a business unit within Bunge Global Agribusiness that engages in trading activities and global value chain optimization for our agribusiness segment. Mr. Pearcy's objectives were based 50% on RONA and net income after minority interest for Bunge Limited and 50% on RONA and operating profit for our sugar business.

        RONA is a measure of financial performance which indicates the relationship between profits and the net assets used in our businesses. As Bunge operates in a number of capital intensive businesses, RONA allows us to measure management's ability and efficiency in using our assets to generate profits that exceed our cost of capital. As a complement to RONA, net income after minority interest and operating profit measure the overall profitability of ongoing business operations. Because the Committee has determined that RONA is a principal driver of shareholder value for Bunge, the percentage variation from target is indexed by a factor of 2.5 before averaging the result with net income after minority interest or operating profit of Bunge Limited or a business unit (as applicable).

The following table sets forth the company performance goals established for each Named Executive Officer, as well as the performance results against such goals for 2009:

Name and Description of Performance Measure	Target RONA	Actual RONA	Target Net Income After Minority Interest ($ million)	Actual Net Income After Minority Interest ($ million)	Target Operating Profit ($ million)(1)	Actual Operating Profit ($ million)(1)
Alberto Weisser RONA and net income after minority interest for Bunge Limited	10.4%	4.5%	$1,002	$361	—	—
Jacqualyn A. Fouse RONA and net income after minority interest for Bunge Limited	10.4%	4.5%	$1,002	$361	—	—
Archibald Gwathmey RONA and operating profit for Bunge Global Agribusiness	9.3%	10.4%	—	—	$529	$608
RONA and operating profit for Bunge Product Lines	22.0%	303.9%	—	—	$73	$104
Andrew J. Burke RONA and operating profit for Bunge Global Agribusiness	9.3%	10.4%	—	—	$529	$608
RONA and operating profit for Bunge Product Lines	22.0%	303.9%	—	—	$73	$104
D. Benedict Pearcy RONA and net income after minority interest for Bunge Limited	10.4%	4.5%	$1,002	$361	—	—
RONA and operating profit for Sugar business	1.6%	2.3%	—	—	$2	$6

(1)
Operating profit as shown in the table includes allocations of interest expense relating to working capital.

        The metrics for determining performance against established goals are derived from our financial statements.

        Individual Performance Goals.    In addition to the attainment of Company performance goals, each Named Executive Officer is also evaluated based on the achievement of individual performance goals that are assigned based on the executive's role within the company and their responsibility for delivering on such goals, as well as their overall contribution to the company during the fiscal year. The individual performance goals generally relate to the achievement of specific aspects of Bunge's business strategy and other initiatives relating to the position held by the relevant executive. In addition, the contribution of each Named Executive Officer during the fiscal year in review is measured with respect to the following core management competencies: building organizational capability; customer/farmer focus; technical competence; strategic thinking; teamwork and collaboration; results orientation; leadership; communications; entrepreneurship; and personal effectiveness.

        Additionally, in 2009 the individual performance goals for each of the Named Executive Officers (except Mr. Pearcy) included the achievement of a cash flow or debt target. For Mr. Weisser and Ms. Fouse, the applicable cash flow target was expressed as days cash cycle. Days cash cycle is a key metric for evaluating working capital efficiency. In the case of Mr. Gwathmey and Mr. Burke, the applicable target related to average daily debt levels for Bunge Product Lines. The Committee believes that these performance measures provided an additional focus on the company's operating cash flow and working capital efficiency, which were key areas of focus for the company in 2009.

        Determination of Individual Annual Cash Incentive Awards.    Following the completion of each fiscal year, the Committee reviews and approves individual annual cash incentive awards for the prior fiscal year based on the results achieved on the company and individual performance goals as described above. Company performance is approved by the Committee after audited results for the prior fiscal year are finalized. The Named Executive Officers' performance against their individual performance objectives is assessed by the executive's manager, which in the case of each Named Executive Officer other than the Chief Executive Officer is the Chief Executive Officer. The Chief Executive Officer's performance against his individual objectives is determined directly by the Committee. The Committee retains the right to adjust a Named Executive Officer's actual annual cash incentive award if it determines that such adjustment is appropriate to reflect factors including changes in business strategies or extraordinary items or events not reflected in the performance measures and goals for the year. The Committee then approves an award amount for each Named Executive Officer based on the target annual cash incentive award established for each executive.

        In March 2010, based on the process and factors described above, the Committee determined that payouts under the Annual Incentive Plan to the Named Executive Officers for 2009 would be between 27% and 179% of their respective target annual cash incentive awards. The following table sets forth the target award opportunity established in March 2009 for each Named Executive Officer and the actual annual cash incentive award paid to each Named Executive Officer in March 2010.

	Target Bonus		Actual Bonus
Name	Target Amount	Percentage of Base Salary	Actual Payout	Percentage of Target Incentive Opportunity
Alberto Weisser	$1,600,000	133%	$432,000	27%
Jacqualyn A. Fouse	$500,000	76%	$185,000	37%
Archibald Gwathmey	$700,000	100%	$1,250,000	179%
Andrew J. Burke	$375,000	75%	$575,000	153%
D. Benedict Pearcy	$323,000	75%	$420,000	130%

        The annual incentive amounts for Mr. Weisser and Ms. Fouse shown in the table above reflect that their company performance goals are based exclusively on overall Bunge Limited results. Bunge Limited results in 2009 were adversely affected by losses in our fertilizer segment, which offset solid performance in other businesses.

  Long-Term Incentive Compensation

        Named Executive Officers are eligible to receive long-term equity-based incentive compensation awards. Commencing in May 2009, long-term equity-based awards are made to the Named Executive Officers pursuant to Bunge's 2009 Equity Incentive Plan, which has similar terms to Bunge's Equity Incentive Plan which it replaced (we refer to these plans collectively as the equity incentive plans). The long-term equity-based incentive compensation element of our executive compensation program is intended to provide that Named Executive Officers have a continuing stake in the long-term success of the company. We also believe that long-term equity compensation is an important retention tool. We further emphasize equity ownership by senior executives through the share ownership guidelines described later in this section.

        Pursuant to the equity incentive plans, the Committee may grant stock options and restricted stock units, including restricted stock units that vest subject to the satisfaction of a specified service period ("time-vested RSUs") and/or the achievement of certain pre-established performance goals over a specified performance period (performance-based restricted stock units, or "PBRSUs"). It is the Committee's practice to make annual grants of equity-based awards in the form of non-qualified stock options and PBRSUs to employees (including the Named Executive Officers) in the first quarter of each year, when compensation decisions for the year are made and after the public release of Bunge's year-end audited financial results for the prior fiscal year. The Committee targets the value of the long-term incentive awards granted to the Named Executive Officers to approximately the median of the value of equity-based awards granted to comparable executives in the Comparator Groups. Award values are generally divided evenly between stock options and PBRSUs based on the Committee's assessment that this mix of share price appreciation-based and performance-based full value share awards furthers our executive compensation program's objectives of linking incentive compensation to the company's performance, creating long-term shareholder value and aligning the interests of Named Executive Officers and Bunge's shareholders. The Committee also considers potential shareholder dilution, the company's overhang (defined as the number of shares available for grant, plus outstanding stock option and restricted stock unit awards), paper gains on outstanding long-term incentive awards, the historical relationship between Bunge's pay and performance against the Peer Group and the projected cost and accounting expense on Bunge's earnings for the anticipated fiscal year grants in determining the amount and type of long-term incentive awards.

        After consideration of the above factors, as well as the Company's extraordinary share price volatility over the prior year and advice from Semler Brossy regarding anticipated 2009 trends with respect to award values among U.S. public companies, in March 2009 the Committee determined that the value of the 2009 equity-based awards granted to each Named Executive Officer should be reduced by approximately 23% compared to the value of awards granted to such Named Executive Officer in 2008.

        On rare occasions, in response to special situations, the Committee may make special equity grants in the form of stock options or restricted stock units to Named Executive Officers on grant dates other than the annual grant date. No such awards were granted to Named Executive Officers in 2009.

        Stock Option Awards.    Stock options will have value only if the trading price of Bunge's common shares exceeds the exercise price of the stock option. Stock options granted under our equity incentive plans vest in three equal installments on each of the first three anniversaries following the option grant date and remain exercisable until the tenth anniversary of the option grant date. Pursuant to the terms of the equity incentive plans, Bunge sets the exercise price of a stock option based on the average of the high and low sale prices of Bunge's common shares on the NYSE on the grant date. On March 12, 2009, the Committee authorized the grant of stock options to the Named Executive Officers effective March 13, 2009 with an exercise price equal to the average of the high and low sale prices of Bunge's common shares on March 13, 2009 (the grant date). It is the Committee's practice to authorize annual grants of equity-based incentive compensation awards, including stock options, effective as of the day immediately following the date that the Committee authorizes the grant of awards, as this is typically the date that the full Board meets.

        Information regarding the grant date fair value and the number of stock options awarded to the Named Executive Officers for 2009 is set forth in the Grants of Plan-Based Awards Table on page 38 of this proxy statement.

        PBRSU Awards.    On March 12, 2009, the Committee also awarded PBRSUs to the Named Executive Officers for the fiscal years 2009-2011 performance period. Payouts of the PBRSUs, if any, will generally be subject to the Named Executive Officer's continued employment with Bunge through the vesting date (generally, the third anniversary of the award date) and will be based on Bunge's cumulative, three-year diluted earnings-per-share (EPS) results in accordance with the table below:

Cumulative 3-year diluted earnings-per-share	Percent of Award Vesting
less than $20.80	0%
$20.80	50%
$26.00 (target)	100%
$36.40	200%
Greater than $36.40	200%

        Results in between $20.80 and $36.40 will be interpolated, with each 1% increase above the target three-year EPS resulting in a 2.5% increase in the percentage of PBRSUs that vest. In addition, dividend equivalents will be paid in Bunge common shares on the date that PBRSUs are otherwise paid-out, based on the number of shares vesting. However, in no event will dividend equivalents be paid on any shares in excess of the target award granted. Diluted earnings per share is used as the performance measure for the PBRSUs because investors generally view it as a key measure of our financial performance. Beginning with the 2009-2011 PBRSU performance period, the Committee sets the baseline for the PBRSU targets by averaging the prior two years' diluted earnings per share, with the earliest year's earnings per share increased by 10%. This baseline is then increased by 10% for each year in the performance period. The Committee adopted this averaging methodology as it balances out volatility in the company's earnings per share while preserving the performance-based, motivational and retention oriented features of these awards.

        Each year, following the end of a three-year PBRSU performance period, Bunge's achievement of the performance measures is determined by the Committee based on Bunge's reported financial results, subject to the Committee's discretion to adjust such results for non-recurring charges and other one-time or extraordinary events.

        In March 2010, the Committee reviewed and certified the achievement of the performance measures for the PBRSUs granted for the 2007-2009 performance period. The following table shows the results for the 2007-2009 performance period:

	2007-2009 PBRSU Award
Performance Measure	Target Performance	Actual Performance	Percentage of Award Vesting
Cumulative 3-year diluted earnings per share	$15.59	$15.90	105%

        The results shown in the above table reflect Bunge's achievement of record EPS in 2007 and 2008, as well as weaker results in 2009.

        Information regarding the fair value and number of PBRSUs that the Named Executive Officers may earn at the end of the 2009-2011 performance period, subject to satisfaction of the performance measures described above, is shown in the Grants of Plan-Based Awards Table on page 38 of this proxy statement.

        In addition, the value and number of PBRSUs that the Named Executive Officers earned for the 2007-2009 performance period are shown in the "Stock Awards" column of the Option Exercises and Stock Vested Table on page 40 of this proxy statement.

        Time-Vested RSUs.    The Committee awards time-vested RSUs on an infrequent basis for special purposes, such as retention and special recognition of exceptional performance and to new hires in consideration for compensation forgone at their previous employer and as an inducement to join the company. These awards generally vest based on the individual's continued employment with Bunge. Award sizes and vesting dates vary to allow flexibility in connection with the specific award. In addition, dividend equivalents are credited as additional time-vested RSUs and are paid-out in Bunge common shares on the date that time-vested RSUs otherwise vest and are settled. No time-vested RSUs were granted to any Named Executive Officer in 2009.

  Employee and Executive Benefits

        Bunge provides employees with a range of retirement and other employee benefits that are designed to assist the company in attracting and retaining employees critical to the company's long-term success and to reflect the competitive practices of the companies in the Peer Group. Named Executive Officers are eligible for retirement benefits under the following plans: (i) the Bunge U.S. Pension Plan, (ii) the Bunge Excess Benefit Plan, (iii) the Bunge U.S. SERP, (iv) the Bunge Retirement Savings Plan and (v) the Bunge Excess Contribution Plan. Mr. Weisser does not participate in the U.S. SERP or the Bunge Excess Benefit Plan. Rather, he receives a non-tax qualified supplemental retirement benefit under the terms of his employment agreement. The terms of Mr. Weisser's supplemental retirement benefits are described in the narrative following the Pension Benefits Table beginning on page 41 of this proxy statement. Our executive compensation program also provides Named Executive Officers with certain perquisites and personal benefits. The Committee, in consultation with Semler Brossy, periodically reviews the benefits provided to the Named Executive Officers to ensure competitiveness with the Peer Group.

        Retirement Plans.    The pension plan, a tax qualified retirement plan, covers substantially all the company's U.S. based salaried and non-union hourly employees. Each of the Named Executive Officers participates in the pension plan. All employees whose benefits under the pension plan are limited by the Internal Revenue Code, including the Named Executive Officers (other than Mr. Weisser), participate in the excess benefit plan. In addition, all of the Named Executive Officers (other than Mr. Weisser) participate in the U.S. SERP. The Pension Plan, U.S. SERP and the excess benefit plan are described in the narrative following the Pension Benefits Table on page 41 of this proxy statement.

        In order to compensate Ms. Fouse for retirement benefits from her previous employer that she was required to forgo when she joined Bunge, she was provided with additional credited service under the company's non-tax qualified retirement plans. Ms. Fouse will receive up to five years of additional credited service, to be credited at the rate of one extra year for each of the first five years of Ms. Fouse's completed service with Bunge.

        The estimated annual normal retirement benefits payable to the Named Executive Officers (determined on a present value basis) are set forth in the Pension Benefits Table on page 41 of this proxy statement.

        401(k) Plan and Excess Contribution Plan.    The retirement savings plan, a tax qualified retirement plan, covers substantially all U.S. based salaried and non-union hourly employees. Each of the Named Executive Officers participates in the retirement savings plan. All employees whose benefits under the retirement savings plan are limited by the Internal Revenue Code, including the Named Executive Officers, are eligible to participate in the excess contribution plan, which is a non-tax qualified retirement plan. The retirement savings plan and the excess contribution plan are described following the Nonqualified Deferred Compensation Table on page 44 of this proxy statement.

        Company matching contributions allocated to the Named Executive Officers under the retirement savings plan and the excess contribution plan are shown in the "All Other Compensation" column of the Summary Compensation Table on page 37 of this proxy statement.

        Health and Welfare Plans.    Active employee benefits such as medical, dental, life insurance and disability coverage are available to U.S. employees through Bunge's flexible benefits plan. Employees contribute toward the cost of the flexible benefits plan by paying a portion of the premium costs on a pre-tax basis. Long-term disability coverage can be paid on an after-tax basis at the employee's option.

        Perquisites and Executive Benefits.    The Committee reviews the perquisites provided to Bunge's executive officers under our executive compensation program periodically. Under the current policy, Bunge provides executive officers, including the Named Executive Officers, with an annual perquisite allowance of $9,600. In 2009, Mr. Pearcy received a prorated annual perquisite allowance of $3,200, as well as a relocation allowance of $204,500 in connection with his transfer to the United States.

Severance and Change of Control Benefits

        Our executive compensation program is designed to provide for the payment of severance benefits to our Named Executive Officers upon certain types of employment terminations. Providing severance and change of control benefits assists Bunge in attracting and retaining executive talent and reduces the personal uncertainty that executives are likely to feel when considering a corporate transaction. These arrangements also provide valuable retention incentives that focus executives on completing such transactions, thus enhancing long-term shareholder value. The Named Executive Officers are provided with severance benefits under individual arrangements. Mr. Weisser and Ms. Fouse are the only Named Executive Officers with change of control severance protections, and in each case the applicable agreements contain a "double trigger" requirement for the payment of severance benefits, meaning that both a change of control must occur and the executive's employment must also be terminated under certain specified circumstances before the executive is entitled to any severance payment.

        The terms of the individual arrangements, and a calculation of the estimated severance benefits that would be payable to each Named Executive Officer under their respective arrangements, are set forth under the Potential Payments Upon Termination of Employment or Change of Control Tables beginning on page 46 of this proxy statement.

Executive Compensation Recoupment Policy

        In 2010, the Committee adopted a policy on recoupment ("clawback") of executive compensation. The policy provides that if the Board or an appropriate committee thereof determines that an executive officer or other senior executive has engaged in any fraud or misconduct that caused or was a significant contributing factor to Bunge having to restate all or a portion of its financial statement(s), the Board or committee shall take such actions as it deems appropriate to remedy the misconduct and prevent its recurrence.

        The actions that the Board or committee could elect to take against a particular executive, depending on the facts and circumstances, include: (i) requiring reimbursement of any bonus or incentive compensation paid to the executive, (ii) causing the cancellation of any outstanding stock options, restricted stock units, performance-based restricted stock units or other equity-based awards granted by Bunge to the executive, and (iii) seeking reimbursement of any gains realized on the disposition or transfer of any stock options, restricted stock units, performance-based restricted stock units or other equity-based awards, if and to the extent that, (a) the amount of compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (b) the executive engaged in fraud or misconduct that caused or significantly contributed to the restatement, and (c) the amount of the compensation that would have been awarded to or received by the executive had the financial results been properly reported would have been lower than the amount actually awarded or received. Any recoupment under this policy is in addition to any other remedies that may be available to Bunge under applicable law.

Executive Officer Share Ownership Guidelines

        To further align the personal interest of senior management with the interests of Bunge's shareholders, the Board has established the following share ownership guidelines for the minimum amount of Bunge common shares that is required to be held by senior executives, including the Named Executive Officers. The guidelines took effect in 2005 and are required to be met within five years from the effective date or, if later, from the date that the individual is hired or appointed to a covered title, as applicable. The guideline applicable to senior executives is based on a multiple of the executive's base salary. For the Chief Executive Officer, the guideline is five times the Chief Executive Officer's base salary, and for executives reporting directly to the Chief Executive Officer, including the Named Executive Officers, the guideline is 2.5 times the executive's base salary. The Committee reviews the progress of the Named Executive Officers toward meeting the share ownership guidelines annually. All Named Executive Officers have either met their share ownership guidelines or are making satisfactory progress toward their respective ownership guidelines as of December 31, 2009. For a description of the share ownership guidelines applicable to our non-employee directors, see "Director Compensation."

        Shares deemed to be owned for purposes of the share ownership guidelines include shares directly owned by the executive, shares underlying hypothetical share units held under the company's deferred compensation plans and 50% of the difference between the exercise price of a vested, in-the-money stock option and the fair market value of a Bunge common share. Unvested stock options, unearned PBRSUs and unvested time-vested RSUs do not count toward achievement of the guidelines. Furthermore, senior executives, including the Named Executive Officers, are required to hold 50% of the net shares acquired through the company's long-term equity-based incentive plans (such as stock options or PBRSUs) until the guidelines are met. In addition, we have a policy that prohibits executive officers from hedging their ownership of company common shares, pledging their common shares and using their common shares as collateral for margin loans.

Tax Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code precludes a public corporation from taking a deduction for compensation in excess of $1 million with respect to each of the Named Executive Officers (excluding the chief financial officer), unless certain specific performance criteria are satisfied. Bunge has adopted the Annual Incentive Plan and the equity incentive plans which are designed to help ensure that incentive compensation determined thereunder is considered qualified performance-based compensation within the meaning of Section 162(m) and is deductible by us. While our executive compensation program seeks to maximize the tax deductibility of compensation payable to our Named Executive Officers by having such compensation qualify as performance-based, the Committee retains the flexibility to compensate Named Executive Officers in a manner intended to promote varying corporate goals, even if certain amounts that may be payable in excess of $1 million may not be deductible under Section 162(m). For 2009, Bunge estimates that approximately $850,000 of executive compensation expenses will not be deductible under Section 162(m).

 Compensation Committee Report

        The Compensation Committee has reviewed and discussed the preceding "Compensation Discussion and Analysis" with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and be included in Bunge Limited's Annual Report on Form 10-K for the year ended December 31, 2009.

        The foregoing report on executive compensation for 2009 has been furnished on behalf of the Board by the undersigned members of the Compensation Committee.

Members of the Compensation Committee

L. Patrick Lupo, Chairman
Ernest G. Bachrach
Michael H. Bulkin
Francis Coppinger

Compensation and Risk

        We believe our compensation programs establish an appropriate balance between risk and reward in relation to Bunge's overall business strategy. In 2009, the Compensation Committee of our Board directed its independent compensation consultant, Semler Brossy, in conjunction with management, to conduct a risk assessment of our compensation programs. The risk assessment focused on our executive compensation program, as these are the employees whose actions may expose Bunge to significant business risk. The relevant features of the executive compensation program that mitigate risk are as follows:

  •
  the program utilizes annual and long-term financial performance goals that are tied to key measures of short-term and long-term performance that drive shareholder value and targets are set with a reasonable amount of stretch that should not encourage imprudent risk taking;

  •
  the annual incentive and long-term equity-based compensation program awards are tied to several performance measures to reduce undue weight on any one measure;

  •
  the annual incentive program's performance measures appropriately balance focus on generating absolute profits and efficiently managing assets;

  •
  the use of non-financial performance factors in determining the actual payout of annual incentive compensation serves as a counterbalance to the quantitative performance measures, allowing for judgment in the determination of incentive compensation;

  •
  the executive compensation program is designed to deliver a significant portion of compensation in the form of long-term incentive opportunities which focuses executives on the long-term success of Bunge and discourages excessive focus on annual results;

  •
  the equity incentive program uses a balanced mix of stock options and performance-based restricted stock units that vest over a number of years to ensure that employees are focused on maximizing long-term shareholder value and financial performance and to mitigate the risks associated with the exclusive use of stock price based awards;

  •
  the performance measure for the performance-based restricted stock units is based on overall Bunge performance over a three-year period, reducing incentives to maximize one business unit's results and focusing on sustainable performance over a three-year cycle rather than any one year;

  •
  maximum awards that may be paid out under the annual incentive and equity incentive programs are subject to appropriate caps and the Committee retains the discretion to reduce payouts under the plans;

  •
  Bunge has adopted share ownership guidelines that further align the long-term interests of executives with those of our shareholders, as well as restrictions on hedging, holding Bunge common shares in a margin account and using Bunge common shares as collateral for loans, which seek to discourage a short-term stock price focus; and

  •
  Bunge has adopted an executive compensation recoupment policy for senior executives, as discussed in "Executive Compensation Recoupment Policy" on page 33 of this proxy statement.

        Additionally, as part of its risk assessment, the Committee also reviewed Bunge's compensation program for employees who engage in trading and related activities within Bunge's agribusiness segment, whom we refer to collectively as global product line team members. Global product line team members have compensation risk higher than that of the overall employee population in that part of their compensation is linked to the profitability of their trading activities. In order to address and mitigate the potential risks associated with the compensation program for global product line team members, Bunge has implemented the following features:

  •
  annual incentive compensation is not granted on a formulaic basis and the Committee retains the discretion to determine appropriate compensation levels for each participant as well as the size of the overall program based on the performance of the individual, the product line and the company as a whole;

  •
  global product line team members generally participate in the broad performance-based compensation programs for Bunge employees, including the annual incentive and equity incentive programs, which diversifies these employees' focus on performance beyond their individual product lines and aligns a significant portion of their compensation with the performance of the overall company or larger business unit; and

  •
  global product line team members are subject to the deferral of a substantial portion of their annual incentive compensation for multiple years, with Bunge retaining the right to "recoup" the deferred amounts if the applicable product line incurs an operating loss in a subsequent year. This recoupment feature promotes retention, encourages participants to focus on sustained, superior long-term performance and helps discourage excessive risk taking behavior.

        The Compensation Committee reviewed and discussed the findings of the risk assessment and believes that our compensation programs are appropriately balanced and do not motivate employees to take risks that are reasonably likely to have a material adverse effect on Bunge.

Summary Compensation Table

        The following table sets forth the compensation of our Chief Executive Officer, Chief Financial Officer, and the other three most highly compensated executive officers (the "Named Executive Officers") who were serving as executive officers as of December 31, 2009. The positions shown in the table are the officer's positions with Bunge or our subsidiaries as of December 31, 2009.

Name	Year	Salary ($)		Bonus ($)	Stock Awards(1)(2) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value & Non-Qualified Deferred Compensation Earnings(4) ($)	All other Compensation(5) ($)	Total(6) ($)
Alberto Weisser	2009	$1,200,000			$2,219,230	$2,409,720	$432,000	$1,604,901	$48,600	$7,914,451
Chairman and Chief	2008	1,200,000			3,101,000	2,372,720	3,200,000	347,923	48,200	10,269,843
Executive Officer	2007	1,200,000			2,401,800	2,675,200	3,360,000	62,896	48,200	9,748,096
Jacqualyn A. Fouse	2009	660,000			495,456	541,720	185,000	235,155	27,000	2,144,331
Chief Financial Officer	2008	660,000			631,275	593,180	1,000,000	237,192	25,611	3,147,258
	2007	292,769		650,000	4,277,000	588,000	—	—	184,434	5,992,203
Archibald Gwathmey	2009	700,000			402,558	429,640	1,250,000	1,288,170	28,067	4,098,435
Co-Chief Executive Officer,	2008	686,667			498,375	468,300	1,300,000	514,889	24,867	3,493,098
Bunge Global Agribusiness;	2007	620,000			496,372	510,720	1,400,000	140,188	23,700	3,190,980
Co-Chief Executive Officer, Bunge Product Lines
Andrew J. Burke	2009	500,000			237,406	261,520	575,000	184,019	20,600	1,778,545
Co-Chief Executive Officer,	2008	500,000			299,025	280,980	575,000	151,105	19,367	1,825,477
Bunge Global Agribusiness;	2007	500,000			764,075	304,000	700,000	83,573	15,200	2,366,848
Co-Chief Executive Officer, Bunge Product Lines
D. Benedict Pearcy	2009	427,490	(7)		237,406	261,520	420,000	23,439	204,500	1,574,355
Managing Director, Sugar &	2008	—		—	—	—	—	—	—	—
Bioenergy, Chief Development Officer	2007	—		—	—	—	—	—	—	—

(1)
The amounts shown reflect the aggregate full grant date fair value for equity awards in each of 2009, 2008 and 2007 for financial reporting purposes in accordance with ASC Topic 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in Bunge's financial statements. See Note 23 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009 (the "Form 10-K") regarding assumptions underlying the valuation of equity awards. Amounts reported for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on Bunge's actual operating performance, stock price fluctuations and the Named Executive Officer's continued employment.

(2)
Based on the full grant date fair value of the performance-based restricted stock units granted on March 13, 2009, the following are the maximum payouts, assuming the maximum level of performance is achieved: for Mr. Weisser, $4,438,460, Ms. Fouse, $990,912, Mr. Gwathmey, $805,116, Mr. Burke, $474,812 and Mr. Pearcy, $474,812.

(3)
Incentive compensation awards under the Annual Incentive Plan for the 2009 fiscal year that were paid in March 2010.

(4)
The aggregate change in the actuarial present value of the accumulated pension benefit was based on the difference between the amounts required to be disclosed under the Pension Benefits Table for the 2009 fiscal year and the amounts that would have been required to be reported for the Named Executive Officers under the Pension Benefits Table for the 2008 fiscal year. For information about the assumptions used, see the Pension Benefits Table on page 41 of this proxy statement. There is no above-market or preferential earnings with respect to the non-qualified deferred compensation arrangements.

(5)
Mr. Weisser received matching contributions to his 401(k) Plan account of $9,800 and to his Excess 401(k) Plan account of $38,800.

Ms. Fouse received company matching contributions to her 401(k) Plan account of $9,800 and to her Excess 401(k) Plan account of $17,200.

Mr. Gwathmey received company matching contributions to his 401(k) Plan account of $9,800 and to his Excess 401(k) Plan account of $18,267.

  Mr. Burke received company matching contributions to his 401(k) Plan account of $9,800 and to his Excess 401(k) Plan account of $10,800.

  Mr. Pearcy received a $204,500 relocation allowance in connection with his relocation from Switzerland to the United States.

(6)
Represents total of all columns in table.

(7)
Certain compensation amounts shown for Mr. Pearcy have been converted from Swiss Francs to U.S. dollars using the currency conversion rate on December 31, 2009. Mr. Pearcy's base salary changed from US $399,894 (as converted from Swiss Francs) to US $430,000 effective February 1, 2009 in connection with his promotion to Chief Development Officer and Managing Director Sugar & Bioenergy and move to the United States.

Grants of Plan-Based Awards Table

        The following table sets forth certain information with respect to awards under our Annual Incentive Plan and Equity Incentive Plan to the Named Executive Officers for the fiscal year ended December 31, 2009.

									All Other Options Awards: Number of Securities Underlying Options(3) (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Units (#)		Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards(4) ($)
											Closing Price on Grant Date ($)
Names	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Alberto Weisser	3/13/09	$320,000	$1,600,000	$4,000,000	21,500	43,000	86,000				$52.25	$2,219,230
	3/13/09								129,000	$51.61	52.25	2,409,720
Jacqualyn A. Fouse	3/13/09	100,000	500,000	1,250,000	4,800	9,600	19,200				52.25	495,456
	3/13/09								29,000	51.61	52.25	541,720
Archibald Gwathmey	3/13/09	140,000	700,000	1,750,000	3,900	7,800	15,600				52.25	402,558
	3/13/09								23,000	51.61	52.25	429,640
Andrew J. Burke	3/13/09	75,000	375,000	937,500	2,300	4,600	9,200				52.25	237,406
	3/13/09								14,000	51.61	52.25	261,520
D. Benedict Pearcy	3/13/09	64,600	323,000	807,500	2,300	4,600	9,200				52.25	237,406
	3/13/09								14,000	51.61	52.25	261,520

(1)
Represents annual cash incentive award opportunity under the Annual Incentive Plan. Payment of the award is subject to the achievement of certain performance goals in 2009. For additional discussion, see "Annual Cash Incentive Awards" on page 26 of this proxy statement.

(2)
Represents performance-based restricted stock units for the 2009-2011 performance period under the Equity Incentive Plan. Payment of the award is subject to the achievement of certain performance goals during the performance period. For additional discussion, see "PBRSU Awards" on page 30 of this proxy statement.

(3)
On March 12, 2009, the Compensation Committee took action to grant stock options to Bunge's Named Executive Officers effective as of March 13, 2009. Under the Equity Incentive Plan, the exercise price of the stock options was determined based on the average of the high and low sale prices of Bunge's common shares on the NYSE on the date that the option was granted (March 13, 2009).

The average of the high and low sale prices of Bunge's common shares on the NYSE on March 13, 2009 was $51.61. March 12, 2009 is the grant date for purposes of ASC Topic 718. The stock options vest in three equal installments commencing on the first anniversary of the grant date and generally remain exercisable until the tenth anniversary of the grant date.

(4)
This column shows the full grant date fair value of PBRSUs and stock options under ASC Topic 718 granted to the Named Executive Officers in 2009 (without any reduction for risk of forfeiture). See Note 23 to the audited consolidated financial statements in our Form 10-K regarding assumptions underlying valuation of equity awards.

Outstanding Equity Awards Table

        The following table sets forth certain information with respect to all outstanding equity awards held by the Named Executive Officers as of December 31, 2009.

	Option Awards(1)					Stock Awards(2)
	Date of Grant	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Date of Grant		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Held That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Held That Have Not Vested ($)
Alberto Weisser	05/01/01	90,003	—	$15.875	05/01/11	02/29/08	(3)	28,000	$1,787,240
	08/03/01	90,000	—	16.00	08/01/11	03/13/09	(4)	43,000	2,744,690
	05/24/02	130,000	—	21.61	05/24/12	02/25/05	(5)	22,000	1,404,260
	03/13/03	112,000	—	25.22	03/13/13
	03/11/04	130,000	—	37.08	03/11/14
	02/25/05	95,000	—	52.66	02/25/15
	02/24/06	110,000	—	57.01	02/24/16
	02/27/07	73,333	36,667	80.06	02/27/17
	02/29/08	25,334	50,666	110.75	02/28/18
	03/13/09	—	129,000	51.61	03/13/19
Jacqualyn A. Fouse	07/23/07	16,667	8,333	85.54	07/23/17	07/23/07	(6)	16,667	1,063,855
	02/29/08	6,334	12,666	110.75	02/28/18	02/29/08	(3)	5,700	363,831
	03/13/09	—	29,000	51.61	03/13/19	03/13/09	(4)	9,600	612,768
Archibald Gwathmey	05/24/02	9,233	—	21.61	05/24/12	02/29/08	(3)	4,500	287,235
	03/13/03	37,000	—	25.22	03/13/13	03/13/09	(4)	7,800	497,874
	03/11/04	37,000	—	37.08	03/11/14	02/25/05	(5)	8,000	510,640
	02/25/05	22,000	—	52.66	02/25/15
	02/24/06	25,000	—	57.01	02/24/16
	02/27/07	14,000	7,000	80.06	02/27/17
	02/29/08	5,000	10,000	110.75	02/28/18
	03/13/09	—	23,000	51.61	03/13/19
Andrew J. Burke	03/13/03	10,000	—	25.22	03/13/13	02/29/08	(3)	2,700	172,341
	03/11/04	20,000	—	37.08	03/11/14	03/13/09	(4)	4,600	293,618
	02/25/05	11,400	—	52.66	02/25/15	02/25/05	(5)	4,000	255,320
	02/24/06	13,800	—	57.01	02/24/16	08/02/07	(7)	2,500	159,575
	02/27/07	8,333	4,167	80.06	02/27/17
	02/29/08	3,000	6,000	110.75	02/28/18
	03/13/09	—	14,000	51.61	03/13/19
D. Benedict Pearcy	03/11/04	1,067	—	37.08	03/11/14	02/29/08	(3)	1,250	79,788
	02/25/05	2,400	—	52.66	02/25/15	03/13/09	(4)	4,600	293,618
	02/24/06	4,000	—	57.01	02/24/16
	02/27/07	2,533	1,267	80.06	02/27/17
	02/29/08	1,250	2,500	110.75	02/28/18
	03/13/09	—	14,000	51.61	03/13/19

(1)
Represents grants made from 2001 - 2009. Options vest in one-third installments on the first, second and third anniversaries of the applicable date of grant. Unless otherwise noted, outstanding equity awards are fully vested as of December 31, 2009.

(2)
Value of unvested restricted stock units using a share price of $63.83, the closing price of Bunge's common shares on the NYSE on December 31, 2009.

(3)
Payment amount of the PBRSUs will be determined as of December 31, 2010 based on satisfaction of target performance measures for the 2008-2010 performance cycle. Employee must generally be employed on the vesting date.

(4)
Payment amount of the PBRSUs will be determined as of December 31, 2011 based on satisfaction of target performance measures for the 2009-2011 performance cycle. Employee must generally be employed on the vesting date.

(5)
Time-vested RSUs that vested fully on February 25, 2010.

(6)
Time-vested RSUs that vest ratably in three equal installments commencing on July 23, 2008.

(7)
Time-vested RSUs that vest ratably in four equal installments commencing on August 2, 2008.

 Option Exercises and Stock Vested Table

        The following table sets forth certain information with respect to the exercise of stock options and restricted stock units awarded to the Named Executive Officers that vested or were earned in 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized Upon Vesting ($)
Alberto Weisser	—	—	32,488	(1)	$1,985,342
Jacqualyn A. Fouse	—	—	17,008	(2)	1,135,114
Archibald Gwathmey	—	—	6,709	(1)	409,987
			7,812	(3)	479,969
Andrew J. Burke	—	—	4,056	(1)	247,862
			1,272	(4)	88,442
D. Benedict Pearcy	—	—	1,185	(1)	72,415

(1)
Represents PBRSUs awarded for the 2007-2009 performance period that settled on March 2, 2010. Value realized upon settlement was determined by multiplying the number of shares acquired on vesting by $61.11 the average of the high and low sale price of Bunge common shares on March 2, 2010.

(2)
Represents time-vested restricted stock units that vested on July 23, 2009. Value realized upon vesting was determined by multiplying the number of shares acquired by the average of the high and low sale prices of Bunge's common shares on July 23, 2009 ($66.74).

(3)
Represents time-vested restricted stock units that vested on July 1, 2009. Value realized upon vesting was determined by multiplying the number of shares acquired by the average of the high and low sale prices of Bunge's common shares on July 1, 2009 ($61.44).

(4)
Represents time-vested restricted stock units that vested on August 2, 2009. Value realized upon vesting was determined by multiplying the number of shares acquired by the average of the high and low sale prices of Bunge's common shares on July 31, 2009 ($69.53).

Pension Benefits Table

        The following table shows pension benefit information for the Named Executive Officers with respect to each defined benefit pension plan in which such executive participates.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)(1)	Payments During Last Fiscal Year ($)
Alberto Weisser	Pension Plan	10	$224,252	$—
	Weisser SERP(2)	10	9,127,013	—
Jacqualyn A. Fouse	Pension Plan	2	38,673	—
	SERP(3)	5	117,366	—
	Excess Plan(3)	5	316,308	—
Archibald Gwathmey	Pension Plan	35	954,099	—
	SERP	35	2,282,400	—
	Excess Plan	35	4,164,981	—
Andrew J. Burke	Pension Plan	8	171,897	—
	SERP	8	196,307	—
	Excess Plan	8	387,683	—
D. Benedict Pearcy	Pension Plan	4	31,956	—
	SERP	4	13,359	—
	Excess Plan	—	—	—

(1)
Amounts were calculated as of December 31, 2009, using assumptions that were used for Bunge's audited financial statements based on the earliest age that an individual could receive an unreduced pension benefit. See Note 17 to the audited consolidated financial statements in the Form 10-K for material assumptions.

(2)
Amount was calculated based on the terms set forth in the Weisser SERP. Effective 2008, Mr. Weisser no longer participates in the Excess Benefit Plan and any amounts that would have otherwise been payable based on his participation in the Excess Benefit Plan will be payable pursuant to the Weisser SERP.

(3)
Pursuant to Ms. Fouse's employment offer letter, she is provided one additional year of credited service under the Excess Plan and the SERP for each of her first five years of completed service with Bunge.

Retirement Plan Benefits

        The Named Executive Officers are eligible to receive retirement benefits under the Pension Plan, the SERP and the Excess Benefit Plan. While Mr. Weisser does not participate in the SERP and the Excess Benefit Plan, he is eligible for a supplemental pension benefit under the terms of the Weisser SERP. Information regarding each of these plans is set forth below.

The Pension Plan

        The Pension Plan is a tax qualified retirement plan that covers substantially all of our U.S. based salaried and non-union hourly employees. The Pension Plan pays benefits at retirement to participants who terminate employment or retire from Bunge after meeting the eligibility requirements for a benefit. The Pension Plan provides pension benefits based on: (i) the participant's highest average salary for 60 consecutive months within the 120 consecutive months prior to termination of employment ("final average salary") and (ii) the participant's length of service.

        A participant's annual benefit is calculated as (i) 1% of his or her final average salary multiplied by his or her years of benefit service and (ii) 0.5% of his or her final average salary over the average of the social security wage base multiplied by years of benefit service to a maximum of 35 years. For purposes of the Pension Plan, average social security wage base means the average of the social security wage base during the 35-year period preceding the participant's social security retirement age. For purposes of the Pension Plan, a participant's salary for a year is deemed to include base salary and 50% of any award under our annual incentive plans for that year. Because the Pension Plan is a tax qualified retirement plan, a participant's salary is restricted by the compensation limit imposed by the Internal Revenue Code. For 2009, this salary limit was $245,000. If a participant's salary exceeds this limit, such amounts are subject to the non-tax qualified retirement plans described below.

        Participants are entitled to an annual pension benefit for life, payable in equal monthly installments. Participants may earn increased pension benefits by working additional years. The normal retirement age under the Pension Plan at which a participant may receive an unreduced normal retirement benefit is age 65. Participants who complete 10 or more years of service with the company may elect to receive an early retirement benefit following attainment of age 55. Benefits payable to a participant who retires between ages 60 and 62 are subject to a 0.4% reduction for each month before age 62 and a 0.5% reduction for each month between ages 55 and 59. Participants who have 10 years of service and retire on or after age 62 are eligible to receive an unreduced early retirement benefit.

        The present value estimates shown in the Pension Benefits Table assume payment in the form of a single life annuity of the Named Executive Officer's accrued benefit under the Pension Plan, based on a participant's salary and service through December 31, 2009 (the Pension Plan measurement date for financial reporting purposes) and commencing on the earliest date that benefits are available unreduced. The present value assumes a discount rate of 6.25% and mortality as set forth in the RP 2000 mortality table.

The Excess Benefit Plan

        The Excess Benefit Plan, a non-tax qualified retirement plan, is designed to restore retirement benefits that cannot be paid from the Pension Plan due to the Internal Revenue Code limits described above. The benefit provided under the Excess Benefit Plan will equal the difference between (i) the benefit that would have been earned under the Pension Plan, without regard to any Internal Revenue Code limitations, and (ii) the actual benefit payable from the Pension Plan. All Named Executive Officers in the Pension Plan (except for Mr. Weisser) are potentially eligible to participate in the Excess Benefit Plan, provided that their Pension Plan benefits are limited by the Internal Revenue Code.

        Benefits payable under the Excess Benefit Plan are payable to participants following termination of employment on the later of the first day of the month following the participant's (i) six month anniversary of termination of employment or (ii) 65th birthday, or if the participant has 10 years of service, the first day of the month following the participant's 62nd birthday, in accordance with the applicable restrictions set forth in Section 409A of the Internal Revenue Code. All amounts under the Excess Benefit Plan are paid out of the company's general assets.

        The present value estimates shown in the Pension Benefits Table for accumulated benefits under the Excess Benefit Plan are determined using the same payment, discount rate and mortality assumptions as were used to estimate the values shown for the Pension Plan.

The SERP

        We have adopted the SERP, a non-tax qualified retirement plan, to attract, retain and award certain key employees whose benefits under the Pension Plan and the Excess Benefit Plan are limited by the definition of compensation in the Pension Plan and further limited by the Internal Revenue Code. The Board designates those key employees who are eligible to participate in the SERP.

        A participant's SERP benefit equals the amount that his or her benefit would equal if the Pension Plan (i) included 100% of such participant's bonus compensation when calculating his or her benefit and (ii) was administered without regard to any Internal Revenue Code limitation over any amounts payable to such participant under the Pension Plan and/or Excess Benefit Plan, as applicable.

        Benefits payable under the SERP are paid coincident with and in the same distribution form and manner as the payment of the participant's benefit under the Excess Benefit Plan, subject to applicable restrictions set forth in Section 409A of the Internal Revenue Code. All amounts under the SERP are paid out of the company's general assets.

        The present value estimates shown in the Pension Benefits Table for accumulated benefits under the SERP are determined using the same payment, discount rate and mortality assumptions as were used to estimate the values shown for the Pension Plan.

The Weisser SERP

        Pursuant to the Weisser SERP, Mr. Weisser is entitled to receive a supplemental pension benefit (the "Supplemental Benefit"), subject to meeting certain conditions under his employment agreement. Mr. Weisser's employment agreement was amended on December 31, 2008 in order to comply with Section 409A of the Code, and his Supplemental Benefit was amended as follows.

        The Supplemental Benefit in the Weisser SERP is comprised of two components. The first component mirrors the benefits that Mr. Weisser would otherwise receive if he participated in the Excess Benefit Plan (the "Excess Benefit Component") and the second component represents benefits that Mr. Weisser would receive under the supplemental retirement benefit formula (the "SERP Component"). Mr. Weisser is fully vested in the benefits pursuant to the Excess Benefit Component of his Supplemental Benefit. Mr. Weisser will be vested in the SERP Component of his Supplemental Benefit if (i) he remains in the employ of Bunge on the last day of the month in which he attains age 55 or (ii) his employment terminates prior to the last day of the month in which he attains age 55, due to "Disability," resignation for "Good Reason" or the company terminates his employment without "Cause" (as such terms are described under the subheading "Additional Information Regarding Potential Payments Upon Termination of Employment or Change of Control" beginning on page 46 of this proxy statement).

        The Supplemental Benefit will be paid to Mr. Weisser following his termination of employment on the later of (i) six months following his termination of employment or (ii) the first day of the month following his 55th birthday. The Supplemental Benefit will equal an amount that, when added to Mr. Weisser's retirement benefits payable on a single annuity basis under the Pension Plan, equals the sum of 45% of Mr. Weisser's average annual base salary and annual bonus compensation during the five-year period preceding his termination of employment. If Mr. Weisser commences the Supplemental Benefit before age 65, such benefit will be reduced by (i) 2% per year for each year that such benefit commences from age 60 and before age 65 and (ii) 6% per year for each year that such benefit commences from age 55 and before age 60. Additionally, Mr. Weisser may elect to receive the Supplemental Benefit in the form of a (i) single life annuity, (ii) 100% qualified joint and survivor annuity, (iii) 75% qualified joint and survivor annuity, (iv) 66 2/3% qualified joint and survivor annuity, (v) 50% qualified joint and survivor annuity, (vi) single life annuity with a 10 year term certain payment option, or (vii) 100% qualified joint and survivor annuity with a 10-year term certain payment option.

        Mr. Weisser will forfeit the SERP Component of the Supplemental Benefit in the event (i) he resigns without Good Reason prior to the last day of the month in which he attains age 55, (ii) his employment is terminated for Cause, (iii) he breaches the confidentiality, noncompetition or nonsolicitation covenants provided for in his employment agreement, or (iv) he dies prior to the commencement of Supplemental Benefit, in which case, his surviving spouse will receive a death benefit.

        If Mr. Weisser dies prior to the commencement of his Supplemental Benefit, his surviving spouse will receive a death benefit in the form of a 100% joint and survivor annuity with a 10 year term certain equal to the survivor benefit that would have been payable if Mr. Weisser had retired as of the later of (i) the date of his death, or (ii) the date on which Mr. Weisser would have attained age 55 had he not died. Additionally, Mr. Weisser's surviving spouse may elect to receive the death benefit in the form of a 100% joint and survivor annuity. If Mr. Weisser dies after the commencement of his Supplemental Benefit, the survivor benefit payable to his surviving spouse is based on the annuity form he elected at the time of his retirement. Mr. Weisser's surviving spouse will not receive a death benefit if Mr. Weisser dies after the commencement of his Supplemental Benefit and elected to receive a single life annuity.

        The present value estimate shown in the Pension Benefits Table for Mr. Weisser's accumulated benefits under the Weisser SERP is determined using the same payment, discount rate and mortality assumptions as were used to estimate the values shown for the Pension Plan.

Nonqualified Deferred Compensation Table

        The following table shows certain information with respect to our nonqualified deferred compensation plans in which the Named Executive Officers participate.

	Nonqualified Deferred Compensation
Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Alberto Weisser	$—	$38,800	$52,475	$—	$264,675
Jacqualyn A. Fouse	985,500	17,200	182,280	—	1,184,980
Archibald Gwathmey	—	18,267	35,114	—	156,934
Andrew J. Burke	—	10,800	11,375	—	51,478
D. Benedict Pearcy(2)	—	—	—	—	—

(1)
The amount set forth for each named Executive Officer is reported in the "All Other Compensation" column of the Summary Compensation Table. Ms. Fouse deferred 100% of her 2008 bonus under the Annual Incentive Plan that was payable in 2009.

(2)
Mr. Pearcy was not eligible to participate in a nonqualified deferred compensation plan in 2009. He will be eligible to participate in 2010.

401(k) Plan

        The company sponsors the 401(k) Plan, a tax qualified retirement plan that covers substantially all of Bunge's U.S. based salaried and non-union hourly employees. Participants may contribute up to 50% of their compensation on a before-tax basis into their 401(k) Plan accounts. In addition, the company matches an amount equal to 100% for each dollar contributed by participants on the first 3% of their regular earnings and 50% for each dollar contributed on the next 2% of their regular earnings.

        Because the 401(k) Plan is a tax qualified retirement plan, the Internal Revenue Code limits the "additions" that can be made to a participant's 401(k) plan account each year (for 2009, $49,000).

"Additions" include company matching contributions and before-tax contributions made by a participant. In addition, the Internal Revenue Code limits the amount of annual compensation that may be taken into account in computing benefits under the 401(k) Plan. In 2009, this compensation limit was $245,000. Participants may also direct the investment of their 401(k) Plan accounts into several investment alternatives, including a Bunge common share fund.

The Excess Contribution Plan

        The company sponsors the Excess Contribution Plan, which is a non-tax qualified defined contribution plan that is designed to restore retirement benefits that cannot be paid from the 401(k) Plan due to Internal Revenue Code limits. Participants in the 401(k) Plan are eligible to participate in the Excess Contribution Plan, provided that their 401(k) Plan benefits are limited by the Internal Revenue Code.

        The amounts shown as "Registrant Contributions" represent company matching contributions made under the Excess Contribution Plan to the Named Executive Officers and are also reported in the "All Other Compensation" column of the Summary Compensation Table. The benefit provided under the Excess Contribution Plan is equal to the difference between the benefit that would have been earned under the 401(k) Plan, without regard to any Internal Revenue Code limits, and the actual benefit provided under the 401(k) Plan. A Participant's account balance is credited with the same investment return as the investment alternatives he or she selected under the 401(k) Plan (including the Bunge common share fund).

        Payments are made from the company's general assets in a lump sum cash payment following a participant's termination of employment, subject to applicable restrictions set forth in Section 409A of the Internal Revenue Code.

Bunge Limited Employee Deferred Compensation Plan (the "Deferred Compensation Plan")

        As of January 1, 2008, the Bunge Management Services Inc. Deferred Compensation Plan for Certain Employees, the Bunge Global Markets, Inc. Deferred Compensation Plan for Certain Employees and the Bunge North America Inc. Deferred Compensation Plan for Certain Employees (collectively the "Prior Plans") were merged to establish the Deferred Compensation Plan. Company employees who were eligible to participate in the Prior Plans are now eligible to participate in the Deferred Compensation Plan and each account under the Prior Plans has been transferred to the Deferred Compensation Plan.

        The Deferred Compensation Plan, which is a non-tax qualified deferred compensation plan, is designed to provide participants with an opportunity to defer receipt of current income into the future on a tax-deferred basis. Amounts deferred into the Deferred Compensation Plan are shown as "Executive Contributions" and are reported in the Summary Compensation Table and, in the case of PBRSUs, have previously been reported.

        Eligible employees (including the Named Executive Officers) who meet the minimum base salary level may participate in the Deferred Compensation Plan. For 2009, the minimum base salary level required to participate in the Deferred Compensation Plan was $245,000.

        The Deferred Compensation Plan allows participants to voluntarily defer from 1% to 10% of their base salary and 10% to 100% of their annual incentive compensation and PBRSUs. Gains and losses are credited based on a participant's election of a variety of deemed investment choices.

        Subject to the applicable restrictions set forth in Section 409A of the Internal Revenue Code, a Participant may elect to defer receipt of income for any period not less than 36 months from the date of deferral and will receive a distribution of his or her account following the end of his or her elected deferral period or death. Subject to applicable restrictions set forth in Section 409A of the Internal

Revenue Code, participants may elect to receive payment of their deferred account balance in a lump sum or in up to 25 annual installments. Distributions of a participant's account are made in cash and from Bunge's general assets in cash.

Potential Payments Upon Termination of Employment or Change of Control

        The company has entered into certain agreements and maintains certain plans that will require us to provide compensation to the Named Executive Officers in the event of certain terminations of employment or a change of control of Bunge. The amount of compensation payable to the Named Executive Officer in each situation is shown in the tables below. The amounts assume that a termination of employment and/or change of control event occurred on December 31, 2009.

        These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time that they become eligible for payment.

        For information regarding the aggregate amount of the Named Executive Officers' vested benefits under Bunge's nonqualified deferred compensation plans, see the Nonqualified Deferred Compensation Table.

        Unless stated otherwise, the value of unvested and accelerated stock options shown in the tables below have been determined by multiplying (i) the number of unvested stock options that would have been accelerated by (ii) the difference between (x) the exercise price of the stock option and (y) the average of the high and low sale prices of Bunge's common shares on December 31, 2009 ($63.83). Likewise, the value of unvested restricted stock unit awards shown in the tables below have been determined by multiplying (i) the number of unvested restricted stock units that would have been accelerated by (ii) the average of the high and low sale prices of Bunge's common shares on December 31, 2009.

Mr. Alberto Weisser

        The following table describes the potential payments upon termination of employment or a change of control of the company for Mr. Weisser as of December 31, 2009.

Executive Benefits and Payments Upon Termination(1)	Termination for Cause; Resignation without Good Reason(2)($)	Early Retirement; Normal Retirement($)	Termination without Cause; Resignation for Good Reason($)	Change of Control Followed by Termination without Cause or Resignation for Good Reason($)	Change of Control($)	Disability($)	Death(3)($)
Compensation
Severance	$—	$—	$11,310,000	$8,400,000	$—	$—	$—
Pro Rata Annual Incentive Plan Award	—	1,600,000	1,600,000	1,600,000	—	1,600,000	1,600,000
Equity Incentive Plan(4)
Performance Based Restricted Stock Units
2008 – 2010	—	1,103,087	1,800,120	1,800,120	1,800,120	1,103,087	1,103,087
2009 – 2011	—	737,192	2,764,470	2,764,470	2,764,470	737,192	737,192
Stock Options Unvested and Accelerated	—	1,635,720	1,635,720	1,635,720	1,635,720	1,635,720	1,635,720
Time-Vested RSUs Unvested and Accelerated	—	1,414,380	1,414,380	1,414,380	1,414,380	1,414,380	1,414,380
Benefits and Perquisites:
Non-qualified Supplemental Pension (Supplemental Benefit)	—	—	12,205,392	12,205,392	—	12,205,392	11,994,696
Accrued Vacation(5)	92,308	92,308	92,308	92,308	—	92,308	92,308
280G Tax Gross-up	—	—	—	—	—	—	—

Total	$92,308	$6,582,687	$32,822,390	$29,912,390	$7,614,690	$18,788,079	$18,577,383

(1)
For purposes of this table, Mr. Weisser's compensation for 2009 is as follows: base salary equal to $1,200,000 and a target annual bonus of $1,600,000

(2)
Pursuant to the Weisser Employment Agreement, Mr. Weisser's termination for Cause or resignation without Good Reason entitles him to (i) unpaid base salary and (ii) accrued but unused vacation pay. In addition, if Mr. Weisser resigns his employment for any reason during a Change of Control Period, he will be entitled to his supplemental benefit under the Weisser SERP ($12,205,392).

(3)
For disclosure purposes only, we have assumed a 100% qualified joint and survivor annuity for the supplemental benefit. The calculation uses the same assumptions as those used in calculating Mr. Weisser's benefit under the Pension Plan.

(4)
For disclosure purposes only, we have assumed that target performance measures were achieved for performance-based awards as of December 31, 2009.

(5)
For disclosure purposes only, we have assumed that Mr. Weisser was terminated on December 31, 2009 with four weeks of accrued but unused vacation.

Ms. Jacqualyn A. Fouse

        The following table describes the potential payments upon termination of employment or a change of control of the company for Ms. Fouse as of December 31, 2009.

Executive Benefits and Payments Upon Termination(1)	Termination for Cause; Resignation without Good Reason($)	Death or Disability; Normal Retirement($)	Termination without Cause; Resignation for Good Reason(2)($)	Change of Control($)	Change of Control Followed by Termination without Cause or Resignation for Good Reason(3)($)	Early Retirement($)
Compensation
Severance	$—	$—	$1,160,000	$—	$2,320,000	$—
Pro Rata Annual Incentive Plan Award	—	500,000	500,000	—	500,000	500,000
Equity Incentive Plan(4)
Performance Based Restricted Stock Units
2008 – 2010	—	224,557	224,557	366,453	366,453	224,557
2009 – 2011	—	165,146	165,146	617,184	617,184	165,146
Stock Options Unvested and Accelerated	—	367,720	122,573	367,720	367,720	367,720
Time-Vested RSUs Unvested and Accelerated	—	1,071,521	1,071,521	1,071,521	1,071,521	1,071,521
Benefits and Perquisites:
Accrued Vacation(5)	50,769	50,769	50,769	—	50,769	50,769

Total	$50,769	$2,379,713	$3,294,566	$2,422,878	$5,293,647	$2,379,713

(1)
For purposes of this table, Ms. Fouse's compensation for 2009 is as follows: base salary equal to $660,000 and a target annual bonus of $500,000.

(2)
Pursuant to Ms. Fouse's employment offer letter, if her employment is terminated without Cause or she resigns for Good Reason, she will receive the higher of (i) the standard severance benefits of the company at the time of termination or (ii) a lump sum payment equivalent to 24 months of base salary plus target bonus reduced by one month per month of service to a minimum of 12 months, plus a pro rata target bonus for the year in which the termination occurs if such termination is not due to performance. For disclosure purposes only, we have assumed that the termination is not performance related. In addition, all time-vested restricted stock units granted at hire will vest immediately.

(3)
Pursuant to Ms. Fouse's employment offer letter, if Ms. Fouse's employment is terminated without Cause or she resigns for Good Reason within 12 months following a Change of Control, she will receive a lump sum payment equal to 24 months of base salary plus target bonus reduced by one month per month of service following the Change of Control to a minimum of 12 months, plus a pro rata target bonus for the year in which the termination occurs if such termination is not due to performance. For disclosure purposes only, we have assumed that the termination is not performance related. In addition, all time-vested restricted stock units granted at hire will vest immediately.

(4)
For disclosure purposes only, we have assumed that target performance measures were achieved for performance-based awards as of December 31, 2009.

(5)
For disclosure purposes only, we have assumed that Ms. Fouse was terminated on December 31, 2009 with four weeks of accrued but unused vacation.

Mr. Archibald Gwathmey

        The following table describes the potential payments upon termination of employment or a change of control of the company for Mr. Gwathmey as of December 31, 2009.

Executive Benefits and Payments Upon Termination(1)	Termination for Cause; Resignation($)	Death or Disability; Normal Retirement($)	Termination without Cause(2)($)	Change of Control($)	Early Retirement($)
Compensation
Severance	$—	$—	$1,400,000	$—	$—
Pro Rata Annual Incentive Plan Award	—	700,000	700,000	—	700,000
Equity Incentive Plan(3)
Performance Based Restricted Stock Units
2008 – 2010	—	177,282	177,282	289,305	177,282
2009 – 2011	—	133,723	133,723	501,462	133,723
Stock Options Unvested and Accelerated	—	291,640	97,213	291,640	291,640
Time-Vested RSUs Unvested and Accelerated	—	514,320	498,820	514,320	498,820
Benefits and Perquisites
Accrued Vacation(4)	53,846	53,846	53,846	—	53,846

Total	$53,846	$1,870,811	$3,060,884	$1,596,727	$1,855,311

(1)
For purposes of this table, Mr. Gwathmey's compensation for 2009 is as follows: base salary equal to $700,000 and a target annual bonus of $700,000.

(2)
Pursuant to Mr. Gwathmey's employment offer letter, if his employment is terminated under the circumstances that would call for severance pay under the company's severance program, he will receive 12 months of salary plus an additional severance amount equal to his target Annual Incentive Plan award. In addition, if such termination is not performance related, Mr. Gwathmey will receive his pro-rated Annual Incentive Plan award for the year in which his employment is terminated. For disclosure purposes only, we have assumed that the termination was not performance related.

(3)
For disclosure purposes only, we have assumed that target performance measures were achieved for performance-based awards as of December 31, 2009.

(4)
For disclosure purposes only, we have assumed that Mr. Gwathmey was terminated on December 31, 2009 with four weeks of accrued but unused vacation.

Mr. Andrew J. Burke

        The following table describes the potential payments upon termination of employment or a change of control of the company for Mr. Burke as of December 31, 2009.

Executive Benefits and Payments Upon Termination(1)	Termination for Cause; Resignation($)	Death or Disability; Normal Retirement($)	Termination without Cause(2)($)	Change of Control($)	Early Retirement($)
Compensation
Severance	$—	$—	$437,500	$—	$—
Pro Rata Annual Incentive Plan Award	—	375,000	375,000	—	375,000
Equity Incentive Plan(3)
Performance Based Restricted Stock Units
2008 – 2010	—	106,369	106,369	173,583	106,369
2009 – 2011	—	79,132	79,132	295,734	79,132
Stock Options Unvested and Accelerated	—	177,520	59,173	177,520	177,520
Time-Vested RSUs Unvested and Accelerated	—	417,885	249,410	417,885	249,410
Benefits and Perquisites
Accrued Vacation(4)	38,462	38,462	38,462	—	38,462

Total	$38,462	$1,194,368	$1,345,046	$1,064,722	$1,025,893

(1)
For purposes of this table, Mr. Burke's compensation for 2009 is as follows: base salary equal to $500,000 and a target annual bonus of $375,000.

(2)
Pursuant to Mr. Burke's employment offer letter, if his employment is terminated under circumstances that would call for severance pay under the company's severance program, he is entitled to the greater of (i) the standard severance benefits of the company at the time of termination or (ii) a payment equivalent to 6 months of his then base salary, plus an additional severance amount equal to 50% of his target Annual Incentive Plan award. In addition, if the termination is not performance related, Mr. Burke will receive a pro-rated Annual Incentive Plan award for the year in which his employment is terminated. For disclosure purposes only, we have assumed that the termination was not performance related.

(3)
For disclosure purposes only, we have assumed that target performance measures were achieved for performance-based awards as of December 31, 2009.

(4)
For disclosure purposes only, we have assumed that Mr. Burke was terminated on December 31, 2009 with four weeks of accrued but unused vacation.

Mr. D. Benedict Pearcy

        The following table describes the potential payments upon termination of employment or a change of control of the company for Mr. Pearcy as of December 31, 2009.

Executive Benefits and Payments Upon Termination(1)	Termination for Cause; Resignation($)	Death or Disability; Normal Retirement($)	Termination without Cause(2)($)	Change of Control($)	Early Retirement($)
Compensation:
Severance	$—	$—	$753,000	$—	$—
Pro Rata Annual Incentive Plan Award	—	323,000	323,000	—	323,000
Equity Incentive Plan(3):
Performance Based Restricted Stock Units
2008 – 2010	—	49,245	49,245	80,363	49,245
2009 – 2011	—	79,132	79,132	295,734	79,132
Stock Options Unvested and Accelerated	—	177,520	59,173	177,520	177,520
Time-Vested RSUs Unvested and Accelerated	—	—	—	—	—
Benefits and Perquisites:
Accrued Vacation(4)	33,077	33,077	33,077	—	33,077

Total:	$33,077	$661,974	$1,296,627	$553,617	$661,974

(1)
For purposes of this table, Mr. Pearcy's compensation for 2009 is as follows: base salary equal to $430,000 and a target annual bonus of $323,000.

(2)
Pursuant to Mr. Pearcy's employment offer letter, if his employment is terminated under circumstances that would call for severance pay under the company's severance program, he is entitled to the greater of (i) the standard severance benefits of the company at the time of termination or (ii) a payment equivalent to 12 months of his then base salary, plus an additional severance amount equal to his target Annual Incentive Plan award for the year in which his employment is terminated. In addition, if the termination is not performance related, Mr. Pearcy will receive a pro-rated Annual Incentive Plan award for the year in which his employment is terminated. For disclosure purposes only, we have assumed that the termination was not performance related.

(3)
For disclosure purposes only, we have assumed that target performance measures were achieved for performance-based awards as of December 31, 2009.

(4)
For disclosure purposes only, we have assumed that Mr. Pearcy was terminated on December 31, 2009 with four weeks of accrued but unused vacation.

Additional Information Regarding Potential Payments Upon Termination of Employment or Change of Control

        Weisser Employment Agreement.    Pursuant to the Employment Agreement between Bunge and Mr. Alberto Weisser, as amended and restated as of December 31, 2008 (the "Weisser Employment Agreement"), Mr. Weisser's base salary for 2009 was equal to $1.2 million and his target annual bonus was equal to 133% of his base salary. Mr. Weisser's employment under the agreement shall continue until the earlier of his termination of employment or the last day of the month in which he attains age 65.

        In the event of Mr. Weisser's termination without Cause or his resignation for Good Reason (before a Change of Control), Mr. Weisser's severance will be equal to: (i) three times the sum of the highest base salary paid to him over the three year period immediately prior to his termination and the average of the annual cash bonus paid over the three year period immediately preceding his termination, payable in substantially equal monthly installments over 36 months; (ii) a lump sum equal to the pro rata portion of the cash bonus to which he was entitled for that year had he remained employed, which the Compensation Committee may elect to pay (A) within 30 business days following his termination date (based on Bunge's financial results through the calendar quarter preceding such termination), or (B) at the same time bonuses are paid under the annual cash bonus plan generally (based on Bunge's financial results for the calendar year); (iii) continuation at his own expense of health and medical insurance coverage until the earlier of (A) age 65 or (B) until eligible for such coverage under a subsequent employer's plan; (iv) immediate vesting of entitlement to receive retiree medical and life insurance coverage that the company offers to senior executives (if any); (v) immediate vesting or satisfaction of any service requirement or performance requirement in respect of any equity-based award; (vi) any benefits due to other senior executives upon termination; and (vii) vesting in his right to the Supplemental Benefit (if applicable), payable according to the same terms set forth above. See "The Weisser SERP"

        If Mr. Weisser resigns for Good Reason or is terminated without Cause during the Change of Control Period, he is entitled to (a) the same severance benefit as set forth in the preceding paragraph (except that the determination of his annual bonus in clause (i) shall be based on his target annual bonus in effect at the time of his termination) and (b) if he resigns his employment for any reason during the Change of Control Period, he will be entitled to receive the Supplemental Benefit.

        If Mr. Weisser terminates his employment due to Disability, he is entitled to a disability benefit equal to (i) his pro-rated cash bonus due for the year in which such disability occurs, and (ii) his Supplemental Benefit.

        If Mr. Weisser's employment terminates due to his death, his estate is entitled to a death benefit equal to (i) his pro-rated cash bonus due for the year in which his death occurs and (ii) if he dies prior to commencement of his Supplemental Benefit, his surviving spouse will receive a survivor's benefit equal to the greater of the pension that would have been paid had Mr. Weisser retired on the later of: (a) the date of his death or (b) the date he would have turned age 55, payable in the form of a 100% joint and survivor annuity with a 10 year term certain payment; (or, if spouse elects, a 100% joint and survivor annuity).

        As a condition to Mr. Weisser's receiving the severance benefits referenced in the table above, he is bound by the terms of the non-competition and non-solicitation provisions in his employment agreement for the period of 18 months from the date of his termination of employment for any reason and by the terms of a confidentiality provision indefinitely. He must also execute and deliver a general release of claims against the company and its subsidiaries.

        Mr. Weisser is also eligible to receive the Supplemental Benefit, as described in greater detail following the Pension Benefits Table.

        The Weisser Employment Agreement also contains a "gross-up" provision pursuant to Section 280G of the Internal Revenue Code. If any of the payments or benefits provided to Mr. Weisser in connection with a Change of Control subject him to the excise tax imposed under Section 4999 of the Code, the company must make a gross up payment to him which will result in Mr. Weisser receiving the net amount that he is entitled to receive, after the deduction of all applicable taxes.

        The following definitions are provided in the Weisser Employment Agreement for certain of the terms used in this description:

        "Cause" means a termination of Mr. Weisser's employment by the company for any of the following reasons: (a) any act or omission that constitutes a material breach by him of the agreement; (b) his willful and continued failure or refusal to substantially perform his duties; (c) his willful and material violation of any law or regulation applicable to the company and its subsidiaries, or his conviction of, or a plea of nolo contendere to, a felony, or any willful perpetration by him of a common law fraud; or (d) any other willful misconduct by Mr. Weisser that is materially injurious to the financial condition, business or reputation of, or is otherwise materially injurious to, any member of the company and its subsidiaries.

        "Good Reason" means a resignation by Mr. Weisser for any of the following reasons: (a) a failure by the company to pay material compensation due and payable to him; (b) a material diminution of his authority, responsibilities or positions under the agreement; (c) the occurrence of acts or conduct by the company or its representatives that prevent or substantially hinder him from performing his duties or responsibilities; or (d) if immediately prior to the Change of Control Period Mr. Weisser's principal place of employment is located within the metropolitan New York area, any relocation during the Change of Control Period of his principal place of employment to a location outside of the metropolitan New York area.

        "Disability" means a physical or mental disability or infirmity, as determined by a physician of recognized standing selected by the company, that prevents (or, in the opinion of such physician, is reasonably expected to prevent) the normal performance of duties as an employee of the company for any continuous period of 180 days or for 180 days during any one 12 month period.

        "Change of Control" means the occurrence of any of the following events: (a) any person (within the meaning of Section 13(d) of the Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of the company representing 35% or more of the common shares of the company's then outstanding; (b) a failure for any reason of the individuals who were directors on the effective date of the agreement to constitute at least a majority the Board of Directors; or (c) consummation after approval by the shareholders of the company of either (i) a plan of complete liquidation or dissolution of the company or (ii) a merger, amalgamation or consolidation of the company with any other corporation, the issuance of voting securities of the company in connection with a merger, amalgamation or consolidation of the company, a sale or other disposition of all or substantially all of the assets of the company or the acquisition of assets of another corporation (each, a "Business Combination"), unless, in each case of a Business Combination, immediately following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the company or all or substantially all of the company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Common Stock.

        "Change of Control Period" means the period beginning on the date of the Change of Control and ending 30 months later, and can include the 12 month period immediately preceding such Change of Control, if Mr. Weisser is terminated without Cause during this 12 month period prior to such Change of Control and there is a reasonable basis to conclude such termination was at the request or direction of the person acquiring the company.

        Fouse Employment Offer Letter.    Pursuant to the terms of the employment offer letter between Ms. Fouse and Bunge, dated as of June 20, 2007, as amended (the "Offer Letter"), Ms. Fouse is entitled to an annual base salary of $660,000, subject to annual review, and her target annual bonus equals 75% of her base salary with a maximum upward potential of up to 2.5 times the target amount. Ms. Fouse's offer letter also entitles her to certain severance and change of control protections.

        In the event of Ms. Fouse's termination without Cause or her resignation for Good Reason, all unvested time-based restricted stock units granted in connection with Ms. Fouse's commencement of employment with Bunge will vest and Ms. Fouse will generally be entitled to the greater of: (i) the standard severance benefits of the Company as they may exist at that time, or (ii) the equivalent of 24 months of base salary plus target bonus reduced by one month per month of service to a minimum of 12 months. In addition, if the termination is not due to performance, Ms. Fouse will receive a pro rata annual bonus calculated at target for the year in which the termination occurs.

        In the event of a Change of Control followed by an involuntary termination of employment without Cause or resignation of employment for Good Reason within the 12-month period following the consummation of a Change of Control, Ms. Fouse will vest in all unvested time-based restricted stock units granted in connection with her joining Bunge. In addition Ms. Fouse will generally be entitled to the base salary that otherwise would have been payable had she remained employed with the Company for the period from the date of such termination or resignation through the second anniversary of the Change of Control plus prorated target bonus for such period. Additionally, if the termination is not due to performance, Ms. Fouse will also receive a pro rata annual bonus calculated at target for the year in which the termination occurs.

        For purposes of the Offer Letter, "Cause" and "Change of Control" have the same meanings as the corresponding terms set forth in the Weisser Employment Agreement. "Good Reason" means: (a) a failure by the Company to pay material compensation due and payable in connection with employment; or (b) a material diminution of Ms. Fouse's authority, responsibilities or position.

        Equity Acceleration Under the Equity Incentive Plans.    Under the Equity Incentive Plan and the 2009 Equity Incentive Plan, an individual's equity award will be subject to the following treatment upon a termination of employment or a Change of Control (except as otherwise provided under an individual award agreement): In the event of a termination of employment due to death, disability or Retirement (defined as termination of employment after an executive's 65th birthday), an executive's stock options become fully vested and immediately exercisable. In the event of a termination of employment without Cause or early retirement (as defined under the Pension Plan), all stock options that would have vested in the 12 month period following termination of employment will immediately vest and become exercisable.

        For all terminations of employment other than for Cause or voluntary resignation, all performance-based and non-performance based restricted stock unit awards vest pro rata through the date of termination (though performance based units remain subject to satisfaction of the applicable performance goals). In the event of a Change of Control, the Equity Incentive Plan provides that all unvested equity awards vest immediately prior to such Change of Control unless the Compensation Committee determines otherwise. The definitions of Cause and Change of Control are substantially similar to the definition under the Weisser Employment Agreement. Under the Equity Incentive Plan and the 2009 Equity Incentive Plan, disability has the same meaning as under the company long-term disability plan for all awards except incentive stock options, for which disability means permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code.

SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
PRINCIPAL SHAREHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common shares by each member of our Board, each executive officer and our directors and executive officers as a group as of March 1, 2010, based on 143,854,403 shares issued and outstanding.

        All holders of our common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares and the voting rights attached to common shares held by our directors, executive officers or major shareholders do not differ from those that attach to common shares held by any other holder.

        Under SEC Rule 13d-3 of the Exchange Act, "beneficial ownership" includes shares for which the individual, directly or indirectly, has or shares voting or investment power whether or not the shares are held for the individual's benefit.

	Amount and Nature of Beneficial Ownership
	(Number of Shares)
Beneficial Owner	Direct and Indirect(1)	Voting or Investment Power(2)		Right to Acquire(3)		Percent of Class
Alberto Weisser	203,570	0		992,242		*
Ernest G. Bachrach	0	0		64,565	(4)	*
Enrique H. Boilini	0	0		53,331		*
Jorge Born, Jr.	0	0		54,432	(5)	*
Michael H. Bulkin	0	0		41,131		*
Octavio Caraballo	67,497	4,464	(6)	54,394	(7)	*
Francis Coppinger	0	717,642	(8)	54,919	(9)	*
Bernard de La Tour d'Auvergne Lauraguais	303,269	3	(10)	53,331		*
William Engels	0	0		22,731		*
L. Patrick Lupo	0	0		17,531		*
Larry G. Pillard	0	0		17,531		*
Andrew J. Burke	14,044	0		83,616		*
Jacqualyn A. Fouse	17,174	0		39,002		*
Archibald Gwathmey	39,925	0		178,552		*
D. Benedict Pearcy	3,950	0		19,190		*
Vicente Teixeira	2,646	0		11,588		*
All directors and executive officers as a group (16 persons)	652,075	722,109		1,758,086		2.2%

*
Less than 1%.

(1)
These shares are held individually or jointly with others, or in the name of a bank, broker or nominee for the individual's account or in a family trust.

(2)
This column includes other shares over which directors and executive officers have or share voting or investment power, including shares directly owned by certain relatives with whom they are presumed to share voting and/or investment power.

(3)
This column includes: (i) shares which directors and executive officers have a right to acquire through the exercise of stock options granted under Bunge's Non Employee Directors Equity Incentive Plans and the Equity Incentive Plan, respectively, that have vested or will vest within 60 days of March 1, 2010, (ii) restricted stock units and dividend equivalent payments for which shares are issuable within 60 days of March 1, 2010, but are mandatorily deferred in accordance with the terms and conditions of these awards and (iv) shares underlying hypothetical share units held by non employee directors who have elected to receive, under the Non Employee Directors Deferred Compensation Plan, a distribution in the form of common shares.

(4)
Includes 11,234 shares underlying hypothetical share units held under the Non Employee Directors Deferred Compensation Plan, which he has elected to receive in the form of common shares.

(5)
Includes 1,101 shares underlying hypothetical share units held under the Non Employee Directors Deferred Compensation Plan, which he has elected to receive in the form of common shares.

(6)
Includes 4,464 common shares held by his wife, as to which he disclaims beneficial ownership.

(7)
Includes 1,063 shares underlying hypothetical share units held under the Non Employee Directors Deferred Compensation Plan, which he has elected to receive in the form of common shares.

(8)
Includes 2,563 common shares held by his wife and 715,079 common shares held by a company owned by his wife.

(9)
Includes 1,588 shares underlying hypothetical share units held under the Non Employee Directors Deferred Compensation Plan, which he has elected to receive in the form of common shares.

(10)
Includes 3 common shares held by his wife.

        The following table sets forth information regarding the beneficial ownership of our common shares by persons or groups known to Bunge to be beneficial owners of more than 5% of our issued and outstanding common shares.

Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Common Shares Outstanding on December 31, 2009
AXA(1)	14,573,494	10.87%
BlackRock, Inc.(2)	7,016,735	5.23%
FMR LLC(3)	9,650,408	7.197%

(1)
Based on information filed by AXA Financial, Inc. with the SEC on an amended Schedule 13G on February 12, 2010. Based on the Schedule 13G, AXA Financial Inc., AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA and their subsidiaries (collectively, "AXA") may be deemed to beneficially own 11,970,668 common shares. AXA has sole voting power over 11,970,668 common shares and sole dispositive power over 14,573,494 common shares. The address of AXA Financial, Inc. is 1290 Avenue of the Americas, New York, NY 10104.

(2)
Based on information filed by BlackRock, Inc. with the SEC on a Schedule 13G on January 29, 2010. Based on the Schedule 13G, BlackRock, Inc. may be deemed to beneficially own 7,016,735 common shares. BlackRock, Inc. has sole voting power over 7,016,735 common shares. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(3)
Based on a Schedule 13G filed on February 16, 2010, as of December 31, 2009: (i) FMR LLC reported beneficial ownership of 9,650,408 shares, sole voting power as to 1,638,003 of the shares, and sole dispositive power as to 9,650,408 of the shares, (ii) Fidelity Management & Research Company, or Fidelity, reported beneficial ownership of 8,012,605 shares, and Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, each has sole dispositive power as to 8,012,605 of the shares, (iii) Strategic Advisers, Inc., through FMR LLC, reported beneficial ownership of 200 of the shares, (iv) Pyramis Global Advisors, LLC, or PGALLC, reported beneficial ownership of 41,966 of the shares, and Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole voting and dispositive power as to 41,966 of the shares, (v) Pyramis Global Advisors Trust Company, or PGATC, reported beneficial ownership of 4,274 of the shares, and Edward C. Johnson 3d and FMR LLC, through its control of PGATC, has sole voting and dispositive power as to 4,274 of the shares, and (vi) FIL Limited reported beneficial ownership of 1,591,363 of the shares. The address of FMR LLC is 82 Devonshire Street, Boston, MA 02109.

AUDIT COMMITTEE REPORT

        Bunge's Audit Committee is composed of five independent directors, all of whom are financially literate. In addition, Bunge's Board has determined that each of Mr. de La Tour d'Auvergne Lauraguais, Mr. Bachrach, Mr. Boilini and Mr. Engels qualifies as an audit committee financial expert as defined by the SEC. The Audit Committee operates under a written charter, which reflects NYSE listing standards and Sarbanes-Oxley Act requirements regarding audit committees. A copy of the charter is available on Bunge's website at www.bunge.com.

        The Audit Committee's primary role is to assist the Board in fulfilling its responsibility for oversight of (1) the quality and integrity of Bunge's financial statements and related disclosures, (2) Bunge's compliance with legal and regulatory requirements, (3) Bunge's independent auditors' qualifications, independence and performance and (4) the performance of Bunge's internal audit and control functions.

        Bunge's management is responsible for the preparation of its financial statements, its financial reporting process and its system of internal controls. Bunge's independent auditors are responsible for performing an audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB), and issuing an opinion as to the conformity of those audited financial statements to U.S. generally accepted accounting principles. The Audit Committee monitors and oversees these processes.

        The Audit Committee has adopted a policy designed to increase its oversight of Bunge's independent auditor. Under the policy, the audit committee approves all audit, and audit-related services, tax services and other services provided by the independent auditor. In addition, any services provided by the independent auditor that are not specifically included within the scope of the audit must be pre-approved by the audit committee in advance of any engagement. The Audit Committee's charter also ensures that the independent auditor discusses with the audit committee important issues such as internal controls, critical accounting policies, instances of fraud and the consistency and appropriateness of Bunge's accounting policies and practices.

        The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP, Bunge's independent auditors, the audited financial statements as of and for the year ended December 31, 2009. In addition, the Audit Committee met regularly with management and Deloitte & Touche LLP to discuss the results of their evaluations of Bunge's internal controls and the overall quality of Bunge's financial reporting. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended, as adopted by the PCAOB in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence and has discussed with them their independence from Bunge and its management. The audit committee also considered whether the non audit services provided by Deloitte & Touche LLP to Bunge during 2009 were compatible with their independence as auditors.

        Based on these reviews and discussions, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in Bunge's Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

Members of the Audit Committee

Bernard de La Tour d'Auvergne Lauraguais, Chairman
Ernest G. Bachrach
Enrique H. Boilini
Francis Coppinger
William Engels

PROPOSAL 2
APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZATION
OF THE AUDIT COMMITTEE OF THE BOARD TO DETERMINE
THE INDEPENDENT AUDITORS' FEES

General

        Our Board has recommended and asks that you appoint Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2010 and authorize the audit committee of the Board to determine the independent auditors' fees. You would be so acting based on the recommendation of our audit committee. According to Bermuda law, an auditor is appointed for a one year term beginning at the annual general meeting at which it is appointed and continuing until the close of the next annual general meeting.

        The affirmative vote of a majority of the votes cast on the proposal is required to make such appointment. If you do not appoint Deloitte & Touche LLP, our Board will reconsider its selection of Deloitte & Touche LLP and make a new proposal for independent auditors.

        Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities") have audited our annual financial statements since our 1996 fiscal year.

        Representatives of the Deloitte Entities are expected to be present at the Annual General Meeting and will have the opportunity to make a statement if they desire to do so. We also expect that they will be available to respond to questions.

Fees

        The chart below sets forth the aggregate fees for professional services rendered by the Deloitte Entities for services performed in each of 2009 and 2008, and breaks down these amounts by category of service:

	2009	2008
Audit Fees	$11,787,000	$12,592,000
Audit-Related Fees	402,000	295,000
Tax Fees	242,000	277,000
All Other Fees	0	0

Total	$12,431,000	$13,164,000

Audit Fees

        Audit fees are fees billed for the audit of our annual consolidated financial statements, the audit of management's assessment on internal control over financial reporting and for the reviews of our quarterly financial statements. Additionally, audit fees include comfort letters, statutory audits, consents and other services related to SEC matters.

Audit-Related Fees

        For 2009 and 2008, audit-related fees principally included fees for employee benefit plan audits in North America and statutory attestation services in Argentina.

 Tax Fees

        Tax fees in 2009 and 2008 primarily related to tax compliance services. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute and review amounts to be included in tax filings.

All Other Fees

        No fees were paid to the Deloitte Entities in 2009 and 2008 for any other professional services.

Pre-Approval Policies and Procedures

        The audit committee approves all audit services, audit related services, tax services and other services provided by Deloitte & Touche LLP. Any services provided by Deloitte & Touche LLP that are not specifically included within the scope of the audit must be pre-approved by the audit committee in advance of any engagement.

        In making its recommendation to appoint Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2010, the audit committee has considered whether the services provided by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP and has determined that such services do not interfere with Deloitte & Touche LLP's independence.

RECOMMENDATION OF THE BOARD

        Our Board recommends that, based on the recommendation of the audit committee, you vote FOR the appointment of Deloitte & Touche LLP to serve as our independent auditors for the fiscal year ending December 31, 2010 and the authorization of the audit committee of the Board to determine the independent auditors' fees.

PROPOSAL 3
APPROVAL OF THE ANNUAL INCENTIVE PLAN

Introduction

        Our Board has recommended and asks that you approve the Bunge Limited Annual Incentive Plan (the "AIP"), including the material terms of the performance measures that will be used for compensation awarded under the AIP. The AIP, which provides for grants of performance-based cash incentive awards to eligible employees of the company, will be an integral part of the company's pay-for-performance compensation philosophy. This philosophy is more fully described in the "Compensation Discussion and Analysis" section beginning on page 22 of this proxy statement.

        If approved by our shareholders, the AIP will replace Bunge's existing Annual Incentive Plan, which was initially adopted in 2005 and is scheduled to expire by its terms on December 31, 2010 (the "Prior Plan"). The terms of the AIP are substantially similar to the Prior Plan. Similar to the Prior Plan, the proposed AIP will allow for the granting of cash incentive awards that are intended to qualify as "performance-based" compensation under Section 162(m) of the Internal Revenue Code. Awards will initially be granted under the AIP for the fiscal year commencing on January 1, 2011.

        The following is a general description of the material terms (including, the performance measures that will be used) of the AIP. This summary is qualified in its entirety by reference to the terms of the AIP, a copy of which is included as Appendix B to this proxy statement, and shareholders are urged to review it together with the following information.

        Purpose.    The purposes of the AIP are to (i) provide greater motivation for certain employees of Bunge and its subsidiaries to attain and maintain the highest standards of performance, (ii) attract and retain employees of outstanding competence and (iii) direct the energies of employees towards the achievement of specific business goals established for Bunge and its subsidiaries.

        Administration.    The AIP will be administered by the members of the Compensation Committee of the Board who will be "outside directors" within the meaning of Section 162(m) of the Code. The Compensation Committee will have full authority to administer the AIP and determine the terms and conditions of awards made under the plan. All determinations of the Compensation Committee are final, binding and conclusive upon all persons.

        Eligibility and Participation.    Each employee who is recommended by the Chief Executive Officer to participate in the AIP and is approved by the Compensation Committee, or is included in the AIP by the Compensation Committee, is eligible to participate in the AIP for the relevant calendar year.

        To meet the requirements of Section 162(m), certain more restrictive provisions of the AIP apply only to "executive officers" who participate in the AIP. For purposes of the AIP, "executive officers" will be those employees designated by the Compensation Committee from year to year for purposes of qualifying payments under the AIP for exemption from Section 162(m).

        Award Determination.    Prior to each calendar year, or as soon as practicable thereafter (but in no event more than ninety days from the beginning of the relevant plan year), the Compensation Committee will establish performance goals that may be based on any combination of company and individual performance measures. Company performance measures with respect to executive officers, as designated by the compensation committee, will be determined annually from among those performance measures listed on Schedule A to the AIP. Prior to each fiscal year, or as soon as practicable thereafter, the Compensation Committee will also establish, for each job classification, various levels of award payments depending upon the level of achievement of the performance measures and the participant's base salary.

        Final awards will be based on the level of achievement of the performance measures, the participant's job classification and the predetermined award payout levels. Except with respect to executive officers, the Compensation Committee has the discretion to adjust performance goals and payout levels during a calendar year. With respect to executive officers, the Compensation Committee can reduce or eliminate the amount of the final award and can exercise such other discretion as on the advice of tax counsel will not adversely affect the deductibility for federal income tax purposes of any amount paid under the AIP.

        Payments.    All awards will be payable in cash between January 1 and March 15 after the end of the relevant calendar year and after the Compensation Committee certifies in writing that the performance goals and any other relevant terms of the awards have been satisfied. The maximum amount payable under the AIP to a participant for any calendar year will be $8,000,000.

        Termination of Employment.    In the event of a participant's death, disability retirement or transfer to another business unit of the Company that does not participate in the AIP, the final award of such participant will be reduced to reflect participation prior to the termination only. In the event of any other kind of termination of service, the participant's award for the year of termination will be forfeited; provided, however, that the Compensation Committee has the discretion to pay a partial award for the portion of the year that the participant was employed by Bunge.

        Recoupment of Awards.    Any awards granted under the AIP to participants who are subject to Bunge's Executive Compensation Recoupment Policy, as amended from time to time, may be reduced or subject to recoupment pursuant to the terms and conditions of such policy.

        Duration of the AIP.    Subject to approval by Bunge's shareholders, the AIP will become effective as of January 1, 2011, and shall remain in effect until terminated by the Board or the Compensation Committee.

        Amendment.    The Board or the Compensation Committee may, at any time, amend any or all of the provisions of the AIP or suspend or terminate it. No amendment, suspension or termination may reduce the rights of a participant under an award without the participant's consent.

        Performance Measures for AIP.    If the shareholders approve this proposal, the financial and non-financial performance measures attached as Schedule A to the AIP (Appendix B to this proxy statement) and certain individual performance measures will constitute the framework within which the Compensation Committee will set specific performance goals for the awards granted under the AIP and 2010, and therefore help to ensure Bunge's ability to obtain tax deductions for such compensation. The performance criteria for each calendar year may be based upon the performance of Bunge, a participating subsidiary or business unit and may be applied either alone or relative to the performance of individual measures, using one or a combination of the performance measures listed on Schedule A to the AIP.

        New Plan Benefits.    Because awards under the AIP are determined by the Compensation Committee annually, Bunge cannot determine the benefits or amounts that will be received or allocated in the future under the AIP.

RECOMMENDATION OF THE BOARD

        The Board has approved the Bunge Limited Annual Incentive Plan and recommends that shareholders vote FOR the approval of the Bunge Limited Annual Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth certain information, as of December 31, 2009, with respect to our equity compensation plans.

	(a)		(b)		(c)
Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price Per Share of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders(1)	5,794,606	(2)	$56.32	(3)	10,471,610	(4)
Equity compensation plans not approved by shareholders(5)	14,988	(6)	—	(7)	—	(8)

Total	5,809,594		$56.32		10,471,610

(1)
Includes our 2009 Equity Incentive Plan, Equity Incentive Plan, Non-Employee Directors' Equity Incentive Plan and 2007 Non-Employee Directors' Equity Incentive Plan.

(2)
Includes non-statutory stock options outstanding as to 4,243,429 common shares, time-based restricted stock unit awards outstanding as to 287,991 common shares, performance-based restricted stock unit awards outstanding as to 789,530 common shares and 11,558 vested and deferred restricted stock units outstanding (including, for all restricted and deferred restricted stock unit awards outstanding, dividend equivalents payable in common shares) under our 2009 Equity Incentive Plan and Equity Incentive Plan. This number also includes non-statutory stock options outstanding as to 415,200 common shares under our Non-Employee Directors' Equity Incentive Plan, 18,722 unvested restricted stock units and 28,176 vested deferred restricted stock units (including, for all restricted and deferred restricted stock unit awards outstanding, dividend equivalents payable in common shares) outstanding under our 2007 Non-Employee Directors' Equity Incentive Plan. Dividend equivalent payments that are credited to each participant's account are paid in our common shares at the time an award is settled. Vested deferred restricted stock units are paid at the time the applicable deferral period lapses.

(3)
Calculated based on non-statutory stock options outstanding under our 2009 Equity Incentive Plan, Equity Incentive Plan and our Non-Employee Directors' Equity Incentive Plan. This number excludes outstanding time-based restricted stock unit and performance-based restricted stock unit awards under the 2009 Equity Incentive Plan and Equity Incentive Plan and restricted and deferred restricted stock unit awards under the 2007 Non-Employee Directors' Equity Incentive Plan.

(4)
Includes dividend equivalents payable in common shares. Shares available under our 2009 Equity Incentive Plan may be used for any type of award authorized under the plan. Awards under the plan may be in the form of statutory or non-statutory stock options, restricted stock units (including performance-based) or other awards that are based on the value of our common shares. Our 2009 Equity Incentive Plan provides that the maximum number of common shares issuable under the plan is 10,000,000, subject to adjustment in accordance with the terms of the plan. This number also includes shares available for future issuance under our 2007 Non-Employee Directors' Equity Incentive Plan. Our 2007 Non-Employee Directors' Equity Incentive Plan provides that the maximum number of common shares issuable under the plan may not exceed 600,000, subject to adjustment in accordance with the terms of the plan. No additional awards may be granted under the Equity Incentive Plan and the Non-Employee Directors' Equity Incentive Plan.

(5)
Includes our Non-Employee Directors' Deferred Compensation Plan.

(6)
Includes rights to acquire 14,988 common shares under our Non-Employee Directors' Deferred Compensation Plan pursuant to elections by our non-employee directors.

(7)
Not applicable.

(8)
Our Non-Employee Directors' Deferred Compensation Plan does not have an explicit share limit.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Loans to Directors and Executive Officers

        Under Bermuda law, we cannot lend money to our directors without the approval of shareholders representing 90% of our common shares. We have no outstanding loans to any director. In addition, we are in compliance with the provisions of the Sarbanes-Oxley Act of 2002 prohibiting certain loans to directors and executive officers.

Transactions with Mutual Investment Limited and its Subsidiaries

        Prior to our initial public offering in 2001, we entered into an administrative services agreement with Mutual Investment Limited, our former parent company prior to our initial public offering, under which we provide corporate and administrative services to it, including financial, legal, tax, accounting, human resources administration, insurance, employee benefits plans administration, corporate communication and management information system services. The agreement has a quarterly term that is automatically renewable unless terminated by either party. Mutual Investment Limited pays us for the services rendered on a quarterly basis based on our direct and indirect costs of providing the services. Messrs. Born, Caraballo and de La Tour D'Auvergne Lauraguais, directors of Bunge Limited, are directors of Mutual Investment Limited. In 2009, Mutual Investment Limited paid us approximately $139,000 under this agreement.

Other Relationships

        We purchase agricultural commodities and other products and services used in our operations in the normal course of business from many suppliers and sell agricultural commodities and fertilizer products to many customers, including companies that are affiliated with some of our non management directors or their immediate family members. All of these transactions have been in the ordinary course of business and on arms'-length business terms based on market prices. In 2009, none of these transactions were significant, either individually or in the aggregate to Bunge or our directors personally. Further, except as described below, all such transactions fell below the thresholds set forth in the categorical standards for director independence set forth in this proxy statement. From time to time in the ordinary course of business, Bunge has purchased agricultural commodities from, and sold fertilizer products to, Estanar Estancias Argentinas S.A. ("Estanar"), a South American agricultural production company beneficially owned and controlled by the sister of Mr. Caraballo. Such purchases and sales have been made at market prices. While total amounts paid to or received from Estanar in 2009 were below $1 million, transactions is excess of this threshold within the past three years cause Mr. Caraballo not to be considered independent under NYSE rules. Mr. Caraballo has no beneficial interest or involvement in the activities of this company.

Policy for the Review and Approval of Related Person Transactions

        Our Corporate Governance and Nominations Committee has adopted a written policy for the review and approval of related person transactions. The policy is designed to operate in conjunction with and as a supplement to the provisions of our Code of Ethics.

        Under the policy, our Legal Department will review all actual and proposed related person transactions presented to or identified by it and then present any transaction in which a related person is reasonably likely to have a direct or indirect material interest to the Corporate Governance and Nominations Committee for review and approval or ratification. In determining whether to approve or ratify a related person transaction, the corporate governance and nominations committee will consider all the available and relevant facts and circumstances, including, but not limited to, (a) whether the transaction was the product of fair dealing, (b) the terms of the transaction and whether similar terms would have been obtained from an arms'-length transaction with a third party and (c) the availability of other sources for comparable products or services. The policy also identifies certain types of transactions that our Board has identified as not involving a direct or indirect material interest and are, therefore, not considered related person transactions for purposes of the policy.

        The policy requires that our Legal Department implement certain procedures for the purpose of obtaining information with respect to related person transactions. These procedures include, among other things, (a) informing, on a periodic basis, our directors, executive officers and nominees for director or executive officer of the requirement for directors and executive officers to present possible related party transactions to the Legal Department for review, (b) reviewing questionnaires completed by directors, executive officers and nominees for director and executive officer designed to elicit information about possible related person transactions, (c) developing a list of related persons to assist in identifying related person transactions and (d) reviewing information gathered from the books and records of Bunge Limited and its operating subsidiaries to identify possible related person transactions.

        For purposes of the policy, the terms "related person" and "transaction" have the meaning contained in Item 404 of Regulation S-K.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Bunge is subject to the SEC reporting requirements applicable to U.S. domestic public companies and its executive officers, directors and certain persons who own ten percent of its common shares are obligated by Section 16(a) of the Exchange Act to file reports of their ownership of Bunge's common shares with the SEC and to furnish Bunge with copies of the reports.

        Based solely upon a review of copies of reports filed pursuant to Section 16(a) of the Exchange Act, or written representations from persons required to file such reports, we believe that all filings required to be made were timely made in accordance with the requirements of the Exchange Act, with the exception of one Form 4 for Mr. Archibald Gwathmey and one Form 4 for Mr. Vicente Teixeira (in each case with respect to withholding of common shares for purposes of the payment of tax liabilities incident to the vesting of restricted stock units), which were inadvertently filed late.

SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL GENERAL MEETING
OF SHAREHOLDERS

        To be considered for inclusion in Bunge's proxy statement for the 2011 Annual General Meeting of Shareholders, presently anticipated to be held on May 27, 2011, shareholder proposals must be received by Bunge no later than December 17, 2010. In order to be included in Bunge sponsored proxy materials, shareholder proposals will need to comply with the SEC's Rule 14a-8. If you do not comply with Rule 14a-8, we will not be required to include the proposal in the proxy statement and the proxy card we will mail to our shareholders. Shareholder proposals should be sent to Bunge's Secretary at Bunge Limited, 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Secretary.

        Shareholders may also make proposals that are not intended to be included in Bunge's proxy statement for the 2011 Annual General Meeting pursuant to our bye-laws. Nomination of candidates for election to the Board or other business may be proposed to be brought before the 2011 Annual General Meeting by any person who is a registered shareholder on the date of the giving of the notice of such proposals and on the record date for the determination of shareholders entitled to receive notice of and vote at the 2011 Annual General Meeting. Notice must be must be given in writing and in proper form to the Secretary of Bunge at Bunge's registered office at Bunge Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, with a copy to us at 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Secretary, not later than December 17, 2010.

        In addition, shareholders may submit proposals on matters appropriate for shareholder action at the 2010 Annual General Meeting of Shareholders in accordance with Sections 79 and 80 of the

Companies Act 1981 of Bermuda. To properly submit such a proposal, either at least 100 shareholders or any number of shareholders who represent at least 5% of the voting rights of our voting shares must notify us in writing of their intent to submit a proposal. In accordance with Bermuda law, any such shareholder proposal to be voted on at the 2010 Annual General Meeting and at future annual general meetings must be received by us no later than six weeks prior to the annual general meeting date in order to be circulated to shareholders by us. Please deliver any such proposal to Bunge Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, Attention: Secretary, with a copy to us at 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Secretary.

DIRECTIONS TO ANNUAL GENERAL MEETING

        The Annual General Meeting will be held at 10:00 a.m., Eastern time, on May 21, 2010 at the Sofitel Hotel, 45 West 44th Street, New York City. The telephone number is (212) 354-8844 and the fax number is (212) 354-2480.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS

        A copy of our 2009 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC, is enclosed with these proxy materials. Our Annual Report on Form 10-K is also available to shareholders free of charge on our website at www.bunge.com under the captions "Investor Information—SEC Filings" or by writing to us at 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

        Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be held on May 21, 2010.

        Bunge Limited's 2010 Proxy Statement is available at www.bunge.com/2010proxy.pdf and our 2009 Annual Report is available at www.bunge.com/2009AR.pdf.

 OTHER MATTERS

        We know of no other business that will be brought before the Annual General Meeting. If any other matter or any proposal should be properly presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such proposal at their discretion and in accordance with their best judgment.

        By order of the Board of Directors.

James Macdonald Assistant Secretary

Hamilton, Bermuda
April 16, 2010

APPENDIX A
CORPORATE GOVERNANCE GUIDELINES

        The Board has adopted these guidelines to reflect the Company's commitment to good corporate governance and to comply with New York Stock Exchange rules and other legal requirements. In furtherance of these goals, the Board has also adopted a Code of Ethics, policies and procedures on securities trading compliance and written charters for each of its Board committees. The Corporate Governance and Nominations Committee will periodically review these guidelines and propose modifications to the Board for consideration as appropriate.

I. Director Responsibilities

  A.
  Basic Responsibilities

        The business affairs of the Company are managed under the direction of the Board, which represents and is accountable to the shareholders of the Company. The Board's responsibilities include regularly evaluating the strategic direction of the Company, management's policies and the effectiveness with which management implements its policies and overseeing compliance with legal and regulatory requirements.

        The basic responsibility of the directors is to act honestly and in good faith with a view to the best interests of the Company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In discharging that obligation, the directors should inform themselves of all relevant information reasonably available to them. In forming their judgment, directors are entitled to rely in good faith on the accuracy of the records of the corporation and the information, opinions, reports or statements presented to them by the Company's officers, employees, Board committees, outside advisors and auditors, but the final decision must be made by the directors themselves.

  B.
  Board and Committee Meetings; Attendance at Shareholder Meetings

        Directors are expected to prepare for and use reasonable efforts to participate in all Board meetings and meetings of committees on which they serve. The Board and each committee will meet as frequently as necessary to properly discharge their responsibilities, provided that the Board shall meet at least five times per year.

        Each director is free to suggest the inclusion of items on the agenda for the Board meeting and each committee meeting, but it is the Chairman of the Board and the Chair of each committee who will set the final agenda for any meeting. The final agenda of the Board and each committee meeting will be circulated to all Board members prior to the meetings. The Chairman of the Board shall receive copies of all committee notices, agendas and minutes at the same time, and in the same manner, as the members of each committee.

        Information and data that are important to the Board's understanding of the business to be conducted at a Board or committee meeting should, to the extent practicable, be distributed in writing to the directors sufficiently in advance of the meeting to permit meaningful review, and directors are expected to review the provided materials in advance of each meeting.

        In addition, it is the policy of the Board that the directors attend the Annual General Meeting of the Company's shareholders.

  C.
  Meetings of Non-Management Directors

        The non-management directors shall meet without management directors at regularly scheduled executive sessions and at such other times as they deem appropriate.

        The non-management directors shall, from time to time, designate a director from among their number to preside at executive sessions of the non-management directors.

  D.
  Communications with Directors

        To facilitate the ability of interested persons to communicate with and make their concerns known to the non-management directors and of shareholders to communicate with the Board, the Board has established an electronic mailing address and a physical mailing address to which such communications may be sent. These addresses will be disclosed on the Company's website.

  E.
  Board Interaction with Institutional Investors, Research Analysts and Media

        As a general rule, management will speak on behalf of the Company. Comments and other statements from the entire Board, if appropriate, will generally be made by the Chairman and Chief Executive Officer. It is suggested that, in normal circumstances, each director refer all inquiries from third parties to management.

II. Composition and Selection of the Board

  A.
  Size and Composition of the Board

        The current size of the Board is 11, which the Board believes is appropriate. The Board will assess its size from time to time to determine whether it continues to be appropriate.

  B.
  Board Membership Criteria

        It is the policy of the Board that the Board at all times reflect the following criteria:

        Each director will at all times exhibit high standards of ethics, integrity commitment and accountability and should be committed to promoting the long-term interests of the Company's shareholders.

        The Board will encompass a range of talent, skill and relevant expertise sufficient to provide sound guidance with respect to the Company's operations and interests.

        The Corporate Governance and Nominations Committee will recommend director nominees to the Board in accordance with the policies and principles in its Charter and in these Guidelines. The invitation to stand for election to the Board shall be extended by the Chairman of the Board on behalf of the Board.

  C.
  Independence of Directors

        The Board will have a substantial majority of directors who meet the requirements for independence required by the New York Stock Exchange for listed U.S. companies.

        Whether directors are independent will be reviewed annually in connection with the preparation of the Company's proxy statement. The Corporate Governance and Nominations Committee as well as the Board will review commercial and other relationships between directors and the Company to make a determination regarding the independence of each of the directors, but the final independence determination will be made by the Board after due deliberation. The Board has established categorical standards to assist it in making such determinations. Such standards are set forth in Annex A hereto. Each independent director is expected to notify the Chair of the Corporate Governance and Nominations Committee, as soon as reasonably practicable, if his or her personal circumstances change in a manner that may affect the Board's evaluation of such director's independence.

  D.
  Membership on Other Boards, Interests in Competitors

        Directors must inform the Chairman of the Board and the Chair of the Corporate Governance and Nominations Committee in advance of accepting an invitation to serve on another public company board.

        No director may sit on the board of, or beneficially own more than 1% of the outstanding equity securities of (other than through mutual funds or similar non-discretionary, undirected arrangements), any of the Company's competitors in its principal lines of business.

  E.
  Sale and Purchase of Company Securities

        Directors must comply with the terms of the Company's Policies Regarding Pre-Clearance of Securities Trades and use of Derivative Securities and the Company's Corporate Policy and Procedure on Insider Trading in connection with any proposed transaction in Company securities.

  F.
  Changes in Current Job Responsibility

        Directors, including employee directors, who retire from the job or the principal responsibility they held when they were selected for the Board or who accept employment with any of the Company's competitors in its principal lines of business shall submit their resignation from the Board to the Corporate Governance and Nominations Committee who may choose (1) to accept such resignation or (2) to submit such resignation for consideration by the Board, with any decision by the Board requiring a two-thirds super-majority vote.

  G.
  Term Limits and Mandatory Retirement

        The Board has not established any term limits to an individual's membership on the Board. No director having attained the age of 70 shall be nominated for re-election or re-appointment to the Board.

III. Board Committees

  A.
  Composition and Responsibilities

        The Board will have at all times an Audit Committee, a Compensation Committee, a Corporate Governance and Nominations Committee, a Finance and Risk Policy Committee and any other committee the Board deems appropriate. All of the members of the committees will meet the criteria for independence set forth above and will be appointed by the Board. The Board will also appoint the Chair of each committee.

        The Board will annually review committee assignments and will consider the rotation of committee chairs and members with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors.

  B.
  Charters

        The Board has adopted written charters setting forth the purposes, goals and responsibilities of each of the Audit Committee, the Compensation Committee, the Corporate Governance and Nominations Committee and the Finance and Risk Policy Committee, and will adopt such charters for any other committees that the Board deems appropriate. Each committee charter will also address qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board.

IV. Director Access to Officers, Employees and Independent Advisors

  A.
  Access to Management and Employees

        Directors will have full and unrestricted access to officers and employees of the Company at reasonable times and with reasonable notice and in a manner that will not unreasonably affect the performance by these officers or employees of their duties and responsibilities and that will not undermine management's oversight responsibility.

  B.
  Access to Independent Advisors

        The Board and each committee have the power to hire legal, financial or other advisors, as they may deem necessary, as set forth in each committee's charter. Each committee that hires a legal, financial or other advisor shall promptly notify the Board of such hiring. The Company will provide sufficient funding to the Board and to each committee, as determined by the Board and each of its committees, to exercise their functions and provide compensation for the services of their advisors and, in the case of the Audit Committee, independent auditors.

V. Director Orientation and Continuing Education

        All new directors will receive these Corporate Governance Guidelines and will participate in the Company's orientation initiatives as soon as practicable after the annual meeting at which new directors are elected. The initiatives will include presentations by senior management and outside advisors as appropriate to familiarize new directors with the Company's business, its strategic plans, its significant financial, accounting and risk management issues and its compliance programs as well as their fiduciary duties and responsibilities as directors. All other directors are also invited to attend orientation initiatives.

        The Corporate Governance and Nominations Committee and members of senior management of the Company as well as appropriate outside advisors will periodically report to the Board on any significant developments in the law and practice of corporate governance and other matters relating to the duties and responsibilities of directors in general.

VI. Director Compensation

        The Compensation Committee will annually review and recommend, and the Board will approve, the form and amount of director compensation. It is the Company's policy that a significant portion of director compensation be in the form of Company shares or equity-based awards. The Board will consider that directors' independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.

        The Board believes that director stock ownership helps to align the interests of directors with those of the Company's shareholders. Within five years of May 27, 2005 (or for new directors within five years of becoming a director), each non-employee director is expected to own common shares of the Company (including restricted stock units under the Company's deferred compensation plan for non-employee directors and 50% of the value of vested, in-the-money stock options) having a market value of at least four times the annual retainer fee paid by the Company to its non-employee directors.

VII. Chief Executive Officer Evaluation and Management Succession

        The Compensation Committee shall review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer's performance in light of those goals and objectives and set the Chief Executive Officer's compensation level based on this evaluation, in each case after obtaining the views of the other Board members and after reviewing its evaluation with the Board. The Compensation Committee will inform the Board of its decisions with respect to the compensation of the Chief Executive Officer and the direct reports to the Chief Executive Officer.

        The Board will review at least annually succession planning for the Chair and Chief Executive Officer. The Board will work with the Compensation Committee and the Corporate Governance and Nominations Committee to evaluate and, as necessary, nominate successors to the Chair and Chief Executive Officer. The Chair and Chief Executive Officer should at all times make available his or her recommendations and evaluations of potential successors to his or her own and other senior management positions, including in the event of an unexpected emergency, along with a review of any development plans recommended for such individuals.

VIII. Annual Performance Evaluation

        The Corporate Governance and Nominations Committee, on behalf of the Board, will conduct an annual evaluation of the Board to determine whether it is functioning effectively. The Corporate Governance and Nominations Committee will also establish criteria for the annual self-evaluations of each committee. The Board and committee assessments will focus on the contribution to the Company by the Board and each committee, and will specifically focus on areas in which a better contribution could be made. The final Board and committee evaluations will be discussed with the Board following their completion.

IX. Director Insurance, Indemnification and Exculpation

        The Company intends to, and the directors shall be entitled to have the Company, purchase reasonable directors' and officers' liability insurance on behalf of the directors to the extent reasonably available and in amounts to be approved by the Board. In addition, the directors will receive the benefits of indemnification provided by the Company's Memorandum of Association and Bye-laws.

Annex A

CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE

        In order to qualify as independent, the Board must determine that a director has no material relationship with Bunge.

        (1)   A director will not be independent if:

  •
  the director was employed by Bunge or an immediate family member of the director was an executive officer of Bunge within the preceding three years,

  •
  (i) the director is a current partner or employee of a firm that is Bunge's external auditor; (ii) the director has an immediate family member who is a current partner of such firm, (iii) the director has an immediate family member who is a current employee of such firm and personally works on Bunge's audit; or (iv) the director or the director's immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Bunge's audit within that time,

  •
  a present executive officer of Bunge serves or served on the compensation committee of the board of directors of a company which employed the director or which employed an immediate family member of the director as an executive officer within the preceding three years,

  •
  the director or the director's immediate family member received, during any 12-month period within the preceding three years, more than $120,000 per year in direct compensation from Bunge other than director and committee fees and pension or other forms of deferred compensation for prior service, provided that such compensation is not contingent on continued service or

  •
  the director is a current employee, or the director's immediate family member is a current executive officer, of another company and the other company made payments to, or received payments from, Bunge for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1,000,000 or 2% of such other company's consolidated gross revenues.

        (2)   In addition, in order to assist it in determining what constitutes a material relationship, the board has adopted the following categorical standards for relationships that, subject to paragraph (1) above, will not be deemed to impair a director's independence:

  •
  the director or the director's immediate family member is a director or executive officer of, or employed by, another company that sells to or purchases from Bunge agricultural commodity, fertilizer or other products or services in the ordinary course of business, provided that such transactions are on arm's length terms,

  •
  the director or the director's immediate family member holds a beneficial interest in an enterprise which sells to or purchases from Bunge agricultural commodity, fertilizer or other products or services in the ordinary course of business, provided that such transactions are on arm's length terms,

  •
  the director or the director's immediate family member serves as an officer, director or trustee of a charitable, educational or other not-for-profit organization, and Bunge's donations to the organization or commercial relationships with the organization, as the case may be, are less than the greater of $1 million or 2% of that organization's annual gross revenues, and

  •
  transactions or relationships that ended prior to the beginning of Bunge's most recently completed three-year fiscal period.

        For purposes of these standards, immediate family members include a director's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares the director's home. However, when applying the three-year look back provisions in the categories set forth above, individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated are not included.

        For relationships not covered by the foregoing standards, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the above independence standards. The Board's determination of each director's independence will be disclosed annually in Bunge's proxy statement.

APPENDIX B
BUNGE LIMITED ANNUAL INCENTIVE PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE

        1.1    Establishment of the Plan.    Bunge Limited, a company incorporated under the laws of Bermuda (the "Company"), hereby establishes an annual incentive compensation plan to be known as the Bunge Limited Annual Incentive Plan (the "Plan"). The Plan permits the awarding of annual cash bonuses to Employees (as defined below), based on the achievement of performance goals that are pre-established by the Board of Directors of the Company (the "Board") or by the Committee (as defined below).

        Upon approval by the Board, and subject to approval by the shareholders of the Company at the 2010 annual general meeting of shareholders, the Plan shall become effective as of January 1, 2011. The Plan shall remain in effect until terminated by the Board or Committee in accordance with Section 10.

        1.2    Purpose.    The purposes of the Plan are to (i) provide greater motivation for Employees to attain and maintain the highest standards of performance, (ii) attract and retain employees of outstanding competence and (iii) direct the energies of Employees towards the achievement of specific business goals established for the Company and its Subsidiaries (as defined below).

        The purposes of the Plan shall be carried out by the payment to Participants (as defined below) of annual incentive cash awards, subject to the terms and conditions of the Plan. The Plan also is intended to secure the full deductibility of incentive awards payable to Participants where and when relevant. All compensation payable under the Plan to Participants is intended to be deductible by the Company under Section 162(m) of the Code (as defined below).

SECTION 2. DEFINITIONS

        As used in the Plan, the following terms shall have the meanings set forth below (unless otherwise expressly provided).

        "Award Opportunity" means the various levels of incentive awards which a Participant may earn under the Plan, as established by the Committee pursuant to Section 5.1.

        "Base Salary" shall mean the regular base salary earned by a Participant during a Plan Year prior to any salary reduction contributions made to (i) any deferred compensation plans, (ii) a plan qualifying under Section 401(k) of the Code, or (iii) a cafeteria plan under Section 125 of the Code; provided, however, that Base Salary shall not include awards under the Plan, any bonuses, equity awards, the matching contribution under any plan of the Company or any of its Subsidiaries (as applicable) providing such, relocation allowances, severance payments or any other special awards as determined by the Committee.

        "Board" has the meaning set forth in Section 1.1.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and guidance promulgated thereunder.

        "Committee" means the Compensation Committee of the Board, provided that the Committee shall consist of two or more individuals, appointed by the Board to administer the Plan, pursuant to Section 3, who are "outside directors" to the extent required by and within the meaning of Section 162(m) of the Code.

        "Company" has the meaning set forth in Section 1.1.

        "Disability" means a long-term disability, as defined under Bunge's long-term disability insurance plan or such other applicable plan, as the Committee, in its sole discretion, may determine.

        "Effective Date" means the date the Plan becomes effective, as set forth in Section 1.1 herein.

        "Employee" means an employee of the Company or a Subsidiary who is recommended by the Chief Executive Officer of the Company, or his designee, and is designated by the Committee for participation in the Plan, or is included in the Plan by the Committee.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        "Executive Officers" shall mean an executive officer as set forth in Section 162(m) of the Code or any other executive officer designated by the Committee for purposes of exempting distributions under the Plan from Section 162(m)(3) of the Code.

        "Final Award" means the actual award earned during a Plan Year by a Participant, as determined by the Committee under the Plan.

        "Financial" shall mean the corporate financial performance of the Company and its Subsidiaries.

        "Non-financial" shall mean the non-financial performance of a specified segment of the Company's operations designated as such by the Chief Executive Officer and approved by the Committee for purposes of the Plan, such as a business unit, function, Subsidiary, division or other such segmentation.

        "Participant" means an Employee who is participating in the Plan pursuant to Section 4.

        "Plan" means the Bunge Limited Annual Incentive Plan.

        "Plan Year" means the calendar year, commencing on January 1st and ending on December 31st.

        "Retirement" means normal or early retirement from employment with the Company or a Subsidiary, as applicable, in accordance with the terms of the applicable pension plan document and/or the retirement policies of the Company or of any Subsidiary employing the Participant.

        "Section 409A" means Section 409A of the Code.

        "Subsidiary" means any company or corporation in which the Company beneficially owns, directly or indirectly, 50% or more of the securities entitled to vote in the election of the directors of the corporation.

        "Target Incentive Award" means the award to be paid to a Participant when performance measures are achieved, as established by the Committee.

SECTION 3. ADMINISTRATION

        3.1    Authority of the Committee.    The Plan shall be administered by the Committee. Subject to the terms of the Plan, except with respect to matters under Section 162(m) of the Code that are required to be determined or established by the Committee to qualify awards under the Plan as qualified performance-based compensation, the Committee shall have the power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, including adopting and enforcing rules to decide procedural and administrative issues.

        Subject to the limitations set forth in the Plan, the Committee shall have full authority to: (i) designate the Employees who shall participate in the Plan, (ii) establish Award Opportunities in such forms and subject to such conditions and amounts as it shall determine, (iii) impose such limitations, restrictions, and conditions upon such Award Opportunities as it shall deem appropriate, (iv) determine whether any payment under the Plan shall be mandatorily or may be voluntarily deferred by a Participant, (v) interpret and construe the Plan and adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, (vi) make any and all factual and legal determinations in connection with the administration and interpretation of the Plan, the Award Opportunities and any documents related to the Award Opportunities, (vii) correct any defect or omission or reconcile any inconsistency in the Plan, the Award Opportunities and any documents related to the Award Opportunities, and (viii) make all other necessary determinations and take all other actions necessary or advisable for the implementation and administration of the Plan, the Award Opportunities and any documents related to the Award Opportunities. The Committee's determinations on matters within its authority shall be final, binding and conclusive upon all parties.

        3.2    Limitation of Liability.    The Committee shall be entitled to rely in good faith upon any report or other information furnished to it by any officer or employee of the Company or from the financial, accounting, legal or other advisers of the Company. Each member of the Committee, each individual designated by the Committee to administer the Plan and each other person acting at the direction of, or on behalf of, the Committee shall not be liable for any determination or anything done or omitted to be done in good faith by him or by any other member of the Committee or any other such individual in connection with the Plan, except for his own willful misconduct or as expressly provided by statute, and to the extent permitted by law and the bye-laws of the Company, shall be fully indemnified and held harmless by the Company with respect to such determination, act or omission.

SECTION 4. ELIGIBILITY AND PARTICIPATION

        4.1    Eligibility.    Subject to the terms of the Plan, each Employee who is recommended by the Chief Executive Officer of the Company or his designee to participate in the Plan, and who is approved by the Committee, or is included in the Plan by the Committee, shall be eligible to participate in the Plan for such Plan Year.

        4.2    Participation.    Participation in the Plan shall be determined annually by the Committee based upon the criteria set forth in the Plan. Participation in the Plan during the applicable Plan Year shall be limited to those Employees ("Participants") who are designated by the Committee; provided that participation by an Employee of a Subsidiary shall constitute such Subsidiary's agreement to pay, at the direction of the Committee, awards directly to its Employees or to reimburse the Company for the cost of such participation in accordance with rules adopted by the Committee. Participants shall be notified of the applicable performance goals and related Award Opportunities for the relevant Plan Year.

        4.3    Partial Plan Year Participation.    Except as provided in Section 9, in the event that an Employee becomes eligible to participate in the Plan subsequent to the commencement of a Plan Year, then such Employee's Final Award shall be based on the Base Salary earned as an eligible Employee for the relevant Plan Year, provided that the Employee has participated in the Plan for at least three months.

        4.5    No Right to Participate.    No Participant or other Employee shall at any time have a right to participate in the Plan for any Plan Year, despite having participated in the Plan during a prior Plan Year.

SECTION 5. AWARD DETERMINATION

        5.1    Performance Goals.    Prior to the beginning of each Plan Year, or as soon as practicable thereafter (but in no event more than ninety days from the beginning of such Plan Year), the Committee shall establish in writing the performance goals for that Plan Year. For any performance period that is less than twelve months, the performance goals shall be established before 25% of the relevant performance period has elapsed.

        Except as provided in Section 9, the performance goals may include, without limitation, any combination of Financial, Non-financial and individual performance goals. Performance goals shall have any reasonable definitions that the Committee may specify and may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, segment, product line, function or business unit or any combination of the foregoing and may be measured on an absolute or cumulative basis, an annualized or compound annual basis, or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, segment, product line, function or business unit or any combination of the foregoing) or measured relative to selected peer companies or a market or other index. After the performance goals are established, the Committee shall align the achievement of the performance goals with the Award Opportunities (as described in Section 5.2 herein), such that the level of achievement of the pre-established performance goals at the end of the Plan Year shall determine the amount of the Final Award. Except as provided in Section 9, the Committee also shall have the authority to exercise subjective discretion in the determination of Final Awards, as well as the authority to delegate the ability to exercise subjective discretion in this respect.

        The performance period with respect to which awards may be payable under the Plan shall generally be the Plan Year; provided, however, that the Committee shall have the authority and discretion to designate different performance periods under the Plan.

        5.2    Award Opportunities.    Prior to the beginning of each Plan Year, or as soon as practicable thereafter (but in no event more than ninety days from the beginning of such Plan Year), the Committee shall establish an Award Opportunity for each Participant. The established Award Opportunity shall vary in relation to the job classification of each Participant. Except as provided in Section 9, in the event a Participant changes job levels during a Plan Year, the Participant's Award Opportunity may be adjusted to reflect the amount of time at each job level during the Plan Year.

        5.3    Adjustment of Performance Goals.    Except as provided in Section 9, the Committee shall have the right to adjust the performance goals and the Award Opportunities (either up or down) applicable to a Plan Year, to the extent permitted by Section 162(m) of the Code, if it determines that the occurrence of unusual, non recurring or other unanticipated changes or events have materially affected the fairness of the goals and have unduly influenced the Company's ability to meet them, including without limitation, events such as material acquisitions, changes in the capital structure of the Company, and extraordinary accounting changes. Further, in the event of a Plan Year of less than twelve months, the Committee shall have the right to adjust the performance goals and the Award Opportunities accordingly, at its sole discretion, except as provided in Section 9.

        5.4    Final Award Determinations.    At the end of each Plan Year, Final Awards shall be computed for each Participant as determined by the Committee. Except as provided in Section 9, each Final Award shall be based upon the (i) Participant's Target Incentive Award percentage, multiplied by his Base Salary and (ii) satisfaction of Financial, Non-financial and individual performance goals (if applicable). Final Award amounts may vary above or below the Target Incentive Award, based on the level of achievement of the pre-established Financial, Non-financial, and individual performance goals.

        5.5    Limitations.    The amount payable to a Participant for any Plan Year shall not exceed $8,000,000.

SECTION 6. PAYMENT OF FINAL AWARDS

        6.1    Form and Timing of Payment.    As soon as practicable after the end of each Plan Year, the Committee shall certify in writing the extent to which the Company and each Participant has achieved the performance goals for such Plan Year, including the specific target objective(s) and the satisfaction of any other material terms of the awards, and the Committee shall calculate the amount of each Participant's Final Award for the relevant period. Generally, Final Award payments shall be payable to the Participant, or to his estate in the case of death, in a single lump-sum cash payment, on or between

January 1 and March 15 after the end of each Plan Year, after the Committee, in its sole discretion, has certified in writing that the specified performance goals were achieved.

        6.2    Payment of Partial Awards.    In the event a Participant no longer meets the eligibility criteria as set forth in the Plan during the course of a particular Plan Year, the Committee may, in its sole discretion, compute and pay a partial award for the portion of the Plan Year that an Employee was a Participant in a manner consistent with Section 6.1.

        6.3    Unsecured Interest.    No Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company or of any Subsidiary. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

SECTION 7. TERMINATION OF EMPLOYMENT

        7.1   Termination of Employment Due to Death, Disability, Retirement or Transfer to a Business Unit not Included in the Plan. In the event a Participant's employment is terminated by reason of death, Disability or Retirement or the Participant is transferred to another business unit of the Company that does not participate in the Plan, the Final Award determined in accordance with Section 5.4 herein shall be reduced to reflect participation prior to such termination or transfer only. The reduced award shall be based upon the amount of Base Salary earned during the Plan Year prior to termination of employment or transfer of employment to a business unit that does not participate in the Plan. In the case of a Participant's Disability, the employment termination shall be deemed to have occurred on the date the Committee determines, in its sole discretion, that the requirements of Disability have been satisfied.

        The Final Award thus determined shall be payable at the same time as Final Awards are payable to other Employees in a manner consistent with Section 6.1.

        7.2    Termination of Employment for Other Reasons.    In the event a Participant's employment is terminated for any reason other than death, Disability or Retirement (as determined by the Committee, in its sole discretion), all of the Participant's rights to a Final Award for the Plan Year then in progress shall be forfeited. However, the Committee, in its sole discretion, may pay a partial award for the portion of that Plan Year that the Participant was employed by the Company, computed as determined by the Committee in a manner consistent with Section 6.1.

SECTION 8. RIGHTS OF PARTICIPANTS

        8.1    Employment, Claims to Awards.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company. No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.

        8.2    Nontransferability.    No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law, or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.

SECTION 9. EXECUTIVE OFFICERS

        9.1    Applicability.    The provisions of this Section 9 shall apply only to Executive Officers. In the event of any inconsistencies between this Section 9 and the other Plan provisions, the provisions of this Section 9 shall control with respect to Executive Officers.

        9.2    No Participation After Commencement of Plan Year.    An Executive Officer who becomes eligible after the beginning of a Plan Year may not participate in the Plan for such Plan Year. Such Executive Officer will be eligible to participate in the Plan for the succeeding Plan Year.

        9.3    Award Determination.    Prior to the beginning of each Plan Year, or as soon as practicable thereafter, the Committee shall establish the Target Incentive Award percentage for each Executive Officer and performance goals for that Plan Year. Performance goals to be used shall be chosen from among any combination of the Financial and Non-financial performance goals as set forth in Schedule A and such other individual performance goals as may be established by the Committee. The Committee may select one or more of the performance goals specified from Plan Year to Plan Year which need not be the same for each Executive Officer in a given year. Final Awards shall be paid in a manner consistent with Section 6.1.

        At the end of the Plan Year and prior to payment, the Committee shall certify in writing the extent to which the performance goals and any other material terms were satisfied. Final Awards shall be computed for each Executive Officer based on (i) the Participant's Target Incentive Award multiplied by his Base Salary, and (ii) Financial, Non-financial and individual performance (if applicable).

        Final Award amounts may vary above or below the Target Incentive Award based on the level of achievement of the pre-established Financial, Non-financial and individual performance goals.

        9.4    Non-adjustment of Performance Goals.    Once established, performance goals shall not be changed during the Plan Year. Participants shall not receive any payout when the Company or Non-financial segment (if applicable) does not achieve at least minimum performance goals.

        9.5    Discretionary Adjustments.    The Committee retains the discretion to eliminate or decrease the amount of the Final Award otherwise payable to a Participant.

        9.6    Possible Modification.    If, on advice of the Company's tax counsel, the Committee determines that Code Section 162(m) and the regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan by applying one or more of Section 2, 4.3, 5.1, 5.2, 5.3 or 5.4 to an Executive Officer without regard to the exceptions to such Section or Sections contained in this Section 9, then the Committee may, in its sole discretion, apply such Section or Sections to the Executive Officer without regard to the exceptions to such Section or Sections that are contained in this Section 9.

SECTION 10. AMENDMENT AND MODIFICATION

        The Board or the Committee, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may, without the consent of a Participant (or his or her beneficiary in the case of the death of the Participant), reduce the right of a Participant (or his or her beneficiary, as the case may be) to a payment or distribution hereunder which he or she has already earned and is otherwise entitled, except where such modification, amendment, suspension or termination is necessary to comply with applicable law, including without limitation, any modifications or amendments made pursuant to Section 409A.

SECTION 11. MISCELLANEOUS

        11.1    Governing Law.    The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of New York.

        11.2    Withholding Taxes.    The Company and its Subsidiaries shall have the right to deduct from all payments under the Plan any federal, state, local and/or foreign income, employment or other applicable payroll taxes required by law to be withheld with respect to such payments.

        11.3    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

        11.4    Recoupment of Awards.    Final Awards granted under the Plan to a Participant who is subject to the Company's Executive Compensation Recoupment Policy, as amended from time to time, may be reduced or subject to recoupment pursuant to the terms and conditions of such Executive Compensation Recoupment Policy.

        11.5    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        11.6    Costs of the Plan.    All costs of implementing and administering the Plan shall be borne by the Company.

        11.7    Successors.    All obligations of the Company and its Subsidiaries under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, amalgamation, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

        11.8    Unfunded Status.    The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

        11.9    Compliance with Section 409A.    Notwithstanding any provision in the Plan to the contrary, if any Final Award is considered to be a "deferral of compensation" as defined in Section 409A and any provision of the Plan contravenes Section 409A or would cause any person to be subject to additional taxes, interest and/or penalties under Section 409A, the Committee may, without notice or consent of any Participant, modify such provision to the extent necessary or desirable to ensure the Plan continues to be exempt from the requirement of Section 409A. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to a Final Award that is subject to Section 409A to the extent such discretionary authority would contravene Section 409A.

SCHEDULE A

FINANCIAL PERFORMANCE MEASURES

• accounts payable	• net financial debt
• accounts receivable	• net income
• cash flow	• net income after non-controlling interests
• cash flow at risk	• net sales
• cash-flow return on investment	• operating cash flow
• cash value added	• operating earnings before asset impairment
• credit at risk	• operating profit
• days cash cycle	• pre-tax income
• days sales outstanding	• return on equity
• debt	• return on invested capital
• earnings at risk	• return on net assets
• earnings before interest and tax (EBIT)	• return on tangible net assets
• earnings before interest, tax depreciation and amortization (EBITDA)	• return on tangible net worth
• earnings per share	• revenue growth
• economic value added	• risk adjusted economic profit
• economic profit	• risk adjusted return on capital
• effective tax rate	• risk adjusted return on equity
• free cash flow	• risk adjusted return on invested capital
• impairment write offs	• risk adjusted return on net assets
• income from continuing operations	• selling general and administrative expenses
• interest coverage	• share price
• margin	• Sharpe ratio
• market capitalization	• value at risk
• working capital
NON-FINANCIAL PERFORMANCE MEASURES
• amount of inventory	• product quality
• brand recognition.	• productivity/efficiency
• customer/supplier satisfaction	• quality
• days of inventory	• recruiting
• employee turnover	• risk management
• energy usage	• safety/environment
• headcount;	• satisfaction indexes
• loading time/days loading	• turn around time
• market share	• volumes

We encourage you to take advantage of Internet or telephone proxy appointment. Both are available 24 hours a day, 7 days a week. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. OR Please mark your votes as indicated in this example X INTERNET http://www.proxyvoting.com/bg Use the Internet to appoint your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to appoint your proxy. Have your proxy card in hand when you call. If you appoint your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To appoint your proxy by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. FOLD AND DETACH HERE Mark Here for Address Change or Comments SEE REVERSE Bunge Limited Internet and telephone proxy appointment is available through 11:59 PM Eastern Time on May 20, 2010. To select a proxy other than the designated proxies, you must return your proxy card by mail. On the proxy card, cross off the designated proxies and write in your selection in the space under number 4 below. Signature Signature/Title Date , 2010 Signature of Shareholder(s) — please sign YOUR name exactly as imprinted (do not print). THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. NOTE: If acting as officer, attorney, executor, trustee, or in representative capacity, sign name and title. If shares are held jointly, EACH holder should sign. PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 2. To appoint Deloitte & Touche LLP as Bunge Limited’s independent auditors for the fiscal year ending December 31, 2010 and to authorize the audit committee of the Board of Directors to determine the independent auditors’ fees. 3. To approve the Bunge Limited Annual Incentive Plan. The Board of Directors recommends a vote FOR proposals 1, 2 and 3. 1. To elect the four nominees listed below as Class I Directors. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED 4. For any other matter properly coming before the Annual General Meeting of Shareholders, this proxy will be voted at the discretion of the proxy holder. I/We designate (please print name) as my/our proxy in the place of the proxies designated on the reverse hereof. 1a Jorge Born, Jr. 1b Bernard de La Tour D’Auvergne Lauraguais 1c William Engels 1d L. Patrick Lupo Please see the Admission Ticket on the Reverse Side

FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. ADMISSION TICKET 2010 Annual General Meeting of Shareholders of Bunge Limited May 21, 2010 10:00 A.M., Eastern Time Sofitel Hotel 45 West 44th Street New York, NY BUNGE LIMITED ANNUAL GENERAL MEETING OF SHAREHOLDERS MAY 21, 2010 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BUNGE LIMITED The undersigned holder(s) of common shares of Bunge Limited hereby appoint Alberto Weisser or, failing him, Jacqualyn A. Fouse or, failing her, Jonathan Biller or, failing him, Carla Heiss, or instead of such persons (if you wish to select a proxy other than the designated proxies, please draw a line through the designated proxies’ names), the person indicated on the reverse side hereof, as my/our proxy to vote on my/our behalf at the annual general meeting of shareholders of Bunge Limited to be held on the 21st day of May 2010, at 10:00 A.M., Eastern time, and at any adjournment or postponement thereof. I/We revoke all previous proxies and acknowledge receipt of the notice of the annual general meeting of shareholders and the proxy statement. The common shares represented by this proxy are held as of March 29, 2010, and shall be voted in the manner set forth on the reverse side hereof. Please vote via the Internet or telephone, or complete, sign and date the reverse side of this proxy and return it in the postage pre-paid (if mailed in the United States) envelope we have provided or return it to Bunge Limited c/o BNY Mellon Shareowner Services, Proxy Tabulation Department, 480 Washington Blvd., Jersey City, NJ 07310, so that it is received BY NO LATER THAN 11:59 P.M. (EASTERN TIME) ON MAY 20, 2010. We encourage you to specify how you would like to vote by marking the appropriate boxes. If you wish to vote in accordance with the Board of Directors’ recommendations, you do not need to mark any boxes; simply return the signed proxy card. The Board of Directors recommends a vote FOR Proposals (1) - (3). Therefore, unless otherwise specified, the vote represented by your proxy will be cast FOR Proposals (1) - (3). THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS YOU DIRECT, UNLESS YOU PROPERLY REVOKE IT. (Continued and to be signed on the other side) Bunge Limited’s proxy statement is available at www.bunge.com/2010proxy.pdf. Bunge Limited’s 2009 Annual Report is available at www.bunge.com/2009AR.pdf.